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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133860

This information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 16, 2006

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 16, 2006)

$
% JUNIOR SUBORDINATED NOTES DUE 2066

This is an offering by Ameriprise Financial, Inc. of $            of its    % Junior Subordinated Notes due 2066. Interest on the notes will accrue from the issue date until                          , 2016 at a fixed rate equal to    % per year. Interest on the notes will be payable in arrears semi-annually on and of each year, commencing on                         , 2006, subject to our right to defer interest payments for up to ten years and other conditions described in this prospectus supplement under "Description of the Notes." From                         , 2016 until maturity, interest on the notes will be payable quarterly in arrears on            ,            , and            of each year, at an annual rate equal to 3-month LIBOR plus a margin equal to basis points, subject to our right to defer interest payments for up to ten years and other conditions described in this prospectus supplement under "Description of the Notes."

At our option, we may redeem the notes in whole or in part at their aggregate principal amount, together with any accrued and unpaid interest, on or after , for cash in an amount equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any compounded interest, on such notes to the redemption date, which amount we refer to as the "par redemption amount."

At any time, we may redeem the notes at our option, in whole but not in part, for cash in an amount equal to a specified "make-whole" redemption amount. See "Description of the Notes—Redemption."

The notes will be issued in denominations of $1,000, will be our junior subordinated unsecured obligations and will rank junior to our existing senior indebtedness, as defined in this prospectus supplement, and any other senior indebtedness that we incur in the future, as well as indebtedness of our subsidiaries.

Although you will always receive cash in satisfaction of our obligations under the notes, we may, in certain circumstances, be required to satisfy our obligation to make interest payments in cash by using our commercially reasonable efforts, subject to market disruption events, to issue shares of common stock which, when sold, will provide a sufficient amount of cash necessary to make such payments. In such circumstances, if we do not or are unable to sell our common stock, we will be required to defer interest on the notes. In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, a holder of notes will have no claim for unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's notes. The notes will not be subject to redemption at the option of the holder or to any sinking fund payments.

Investing in the notes involves risks. See "Risk Factors," beginning on page S-13 of this prospectus supplement to read about some of the risks you should consider before buying the notes.

	Per Note	Total
Public Offering Price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us before expenses	$	$

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes only in book-entry form through the facilities of The Depository Trust Company and its participants on or about May     , 2006.

Joint Bookrunners

LEHMAN BROTHERS (Structuring Advisor)	JPMORGAN

The date of this Prospectus Supplement is May     , 2006.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. The description of the terms of the notes contained in this prospectus supplement supplements the description under the "Description of Debt Securities We May Offer" in the attached prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the attached prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the attached base prospectus, you should rely on the information in this prospectus supplement.

        When we use the terms "Ameriprise," "we," "us" or "our" in this prospectus supplement, we mean Ameriprise Financial, Inc. and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

        You should rely only on the information contained in this prospectus supplement, the attached prospectus, the documents incorporated by reference and any written communication from us or the underwriters specifying the final terms of this offering. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the attached prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the attached prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates.

        The distribution of this prospectus supplement and the attached prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the attached prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the attached prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in this prospectus supplement.

Ameriprise

        We are a financial planning and financial services company that offers solutions for our clients' asset accumulation, income management and protection needs. We strive to deliver financial solutions to our clients through a tailored approach focused on building a long-term personal relationship through financial planning that is responsive to our clients' evolving needs. The financial solutions we offer include both our own products and services and products of other companies. We believe that our focus on personal relationships with our clients, together with our strengths in financial planning and product development, puts us in a strong position to capitalize on significant demographic and market trends. We believe these trends will continue to drive increased demand for financial planning and the other financial services we provide, particularly among our target mass affluent market.

        We have two main operating segments aligned with the financial solutions we offer to address our clients' identified needs:

  •
  Asset Accumulation and Income and

  •
  Protection.

        Our asset accumulation and income segment offers products and services, both ours and other companies', to help our retail clients address identified financial objectives related to asset accumulation and income management. Products and services in this segment are related to financial advice services, asset management, brokerage and banking, and include mutual funds, wrap accounts, variable and fixed annuities, brokerage accounts and investment certificates. This operating segment also serves institutional clients by providing investment management services in separately managed accounts, sub-advisory and alternative investment markets. We earn revenues in our asset accumulation and income segment primarily through fees we receive on managed assets and net asset flows. These fees are impacted by both market movements and net asset flows. We also earn net investment income on owned assets, principally supporting the fixed annuity business and distribution fees on sales of mutual funds and other products.

        In our protection segment, we offer various life insurance, disability income and long-term care insurance products, both our products and those of other companies, through our advisor network. We also offer personal auto and home insurance products on a direct basis to retail clients principally through our strategic marketing alliances. We earn revenue in this operating segment primarily through premiums, fees and charges that we receive to assume insurance-related risk, fees we receive on owned assets and net investment income we earn on assets on our balance sheet related to this segment.

        Our principal executive offices are located at 55 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and our telephone number is 612-671-3131.

The Offering

Issuer	Ameriprise Financial, Inc. ("Ameriprise").
Securities	% Junior Subordinated Notes due 2066 (the "notes").
Aggregate Principal Amount	$ .
Maturity Date	The notes will mature on May , 2066.
Interest	Subject to the right to defer interest payments through an extension of the interest payment period, as described below:
•
interest on the notes will accrue from (and including) the date of initial issuance or from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next interest payment date or redemption date, as the case may be, until , 2016 at an annual rate equal to %; and
• thereafter until the maturity date at an annual rate equal to 3-month LIBOR plus a margin equal to basis points.
During the fixed rate period, interest will be payable semi-annually in arrears on and in each year, and during the floating rate period quarterly in arrears on , , and of each year.
Use of Proceeds	We anticipate that we will use the net proceeds from this offering for general corporate purposes.
Indenture	We will issue the notes under an indenture between Ameriprise, as issuer, and U.S. Bank National Association, as indenture trustee.
Anticipated Ratings	Moody's Investors Service: Baa2 Standard & Poor's: BBB Fitch: BBB+ A.M. Best: bbb

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Redemption
We may, at our option, redeem the notes in whole or in part on or after , 2016 at the par redemption amount (as defined below); provided, that if the notes are not redeemed in whole, at least $50 million aggregate principal amount of the notes (excluding any notes held by us or any of our affiliates) remains outstanding after giving effect to such redemption.
The notes will also be redeemable, in whole but not in part, at any time at the make-whole redemption amount.

We may not redeem fewer than all outstanding notes unless all accrued and unpaid interest, together with any compounded interest, has been paid in full, or duly provided for, for all interest payment periods terminating on or before the redemption date. See "Description of the Notes—Redemption."

"Par redemption amount" means, with respect to the notes, a cash redemption price of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on such notes to the redemption date.

The "make-whole redemption amount" will be equal to the greater of (i) the aggregate principal amount of the notes, and (ii) the sum of the present value of the aggregate principal amount outstanding of the notes on the interest payment date falling on , 2016 together with the present values of scheduled semi-annual interest payments from the date fixed for redemption through and including the interest payment date on , 2016, in each case discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus (x) in the case of a tax event, basis points, and (y) in the case of a redemption for any other reason, basis points, plus, in each of cases (i) and (ii), any accrued and unpaid interest, together with any compounded interest to the date of redemption, as calculated by the quotation agent.

"Tax event" means, with respect to the notes, the receipt by us of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, or (c) a threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment or change is effective or which pronouncement or decision is announced or which challenge occurs on or after the date of issuance of the notes, there is more than an insubstantial increase in the risk that interest accruing or payable by us on the notes is not or, at any time subsequent to our receipt of such opinion, will not be, wholly deductible by us for United States federal income tax purposes.
Note Replacement Intention
If we redeem any notes prior to their maturity date, we intend to redeem such notes only to the extent that the aggregate principal amount of notes to be redeemed is equal to or less than the net proceeds we have received during the six months prior to the date of such redemption from the new issuance of qualifying securities.

"Qualifying securities" means: (i) our capital stock or (ii) other securities or combinations of securities which, as determined in good faith by our board of directors, rank equally with or junior to the notes and have a term of comparable duration, comparable deferral features and replacement intent provisions comparable to those of the notes, except that if we issue securities to any of our subsidiaries, such securities will be deemed to be qualifying securities only if such subsidiary receives net proceeds in an equal or greater amount from the contemporaneous issuance to a person other than us or our other subsidiaries of securities having the characteristics described above, as determined in good faith by our board of directors.
Optional Deferral
As long as no event of default with respect to the notes has occurred and is continuing, and as long as no trigger event, as described below, with respect to the notes has occurred and no trigger period, as described below, caused thereby is continuing, we may defer payments of interest on the notes at any time and from time to time for up to ten years following the first payment date in such period on which interest was deferred, but not beyond the maturity date, which we refer to as "optional deferral."

Upon optional deferral, any deferred interest will accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the then applicable rate of interest on the notes.

Upon an optional deferral, we may settle any and all optional deferred payments with cash from any source until the date that is five years after the first payment date as of which we deferred payments on the notes due to optional deferral. Thereafter, we must immediately and continuously use our commercially reasonable efforts to sell shares of our common stock and use the proceeds therefrom to pay any outstanding optional deferred payments in accordance with the alternative coupon satisfaction mechanism, subject to the occurrence of a market disruption event.

If a trigger event occurs after commencement of an optional deferral, the optional deferral will be deemed suspended for so long as the trigger period is continuing. Once the trigger period is no longer continuing, our right to optionally defer payment of interest will continue, subject to the limitations and consequences described herein, provided, however that in no event will any extension period extend beyond the date which is ten years from the first interest payment date on which an interest payment was deferred during such extension period, or extend beyond the stated maturity date.
Trigger Event
If a trigger event has occurred as of any trigger determination date, Ameriprise must defer payments of interest on the notes due on the interest payment date immediately following such trigger determination date, thereby extending the interest payment period during such deferral, except to the extent that interest on the notes is paid through the alternative coupon satisfaction mechanism, as described below.

If a trigger event has occurred as of any trigger determination date and a trigger period is continuing (regardless of whether a notice of an optional deferral has been delivered), Ameriprise will thereafter be required to use commercially reasonable efforts to satisfy any interest accrued and unpaid, including any compounded interest, using the alternative coupon satisfaction mechanism (as described below), except upon an event of default with respect to the notes. Any deferred interest that is accrued and unpaid during the mandatory extension of an interest payment period will continue to accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the then applicable rate of interest on the notes.

In the event that a trigger period is no longer continuing, subsequent interest may be paid in cash from any source. Notwithstanding the foregoing, any unpaid interest, together with any compounded interest, that accrued during a trigger period may only be satisfied using the alternative coupon satisfaction mechanism except upon an event of default with respect to the notes; provided, however, that any accrued and unpaid interest will in all events be due and payable upon maturity of the notes, except for certain foregone interest if there are certain events of bankruptcy, insolvency or receivership, whether voluntary or not, with respect to Ameriprise prior to the maturity or redemption of the notes. See "—Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership."
A "trigger event" shall occur on any trigger determination date if we determine that one of the following conditions exists:

(i) the risk based capital ratio for our covered life insurance subsidiaries, as defined below, calculated on a combined basis, is less than 175%, based on the most recent annual financial statements that such subsidiaries have filed with the applicable state insurance commissioners (annual statements for a year are generally required to be filed on or before February 28 of the following year); or

(ii) (x) the trailing four quarters consolidated net income amount, as defined below, for the period ending at the end of the quarter that ends two quarters prior to the most recently completed quarter prior to such trigger determination date is zero or a negative amount, and (y) the adjusted stockholders' equity amount, as defined below, as of the end of the most recently completed quarter and as of the end of the quarter that ends two quarters before the most recently completed quarter has declined by 10% or more as compared to the adjusted stockholders' equity amount at the end of the benchmark quarter, which is the later of (1) the quarter ended March 31, 2005 or (2) the quarter that is ten quarters prior to the most recently completed quarter.
"Trigger determination date" means the day that is the thirtieth day prior to any interest payment date (or, in the event that such date is not a business day, the immediately preceding business day).

"Trigger period" means the period of time beginning on any interest payment date for which interest on the notes is deferred pursuant to a trigger event until (but not including) the first subsequent interest payment date for which no trigger event has occurred as of the trigger determination date applicable to such interest payment date.

"Covered life insurance subsidiaries" means, as of any year end, life insurance subsidiaries that account for 80% or more of the combined general account admitted assets of our life insurance subsidiaries as of such year end. Our covered life insurance subsidiaries as of a year end will be identified by first ranking the life insurance subsidiaries from largest to smallest based upon the amount of each life insurance subsidiary's general account admitted assets and then, beginning with the life insurance subsidiary that has the largest amount of general account admitted assets as of such year end, identifying such life insurance subsidiaries as covered life insurance subsidiaries until the ratio of the combined general account admitted assets of the life insurance subsidiaries so identified to the combined general account admitted assets of all of the life insurance subsidiaries as of such year end equals or exceeds 80%.

"Life insurance subsidiary" means any of our subsidiaries that is organized under the laws of any state in the United States and is licensed as a life insurance company in any state in the United States but does not include any subsidiary of a life insurance subsidiary.
For more information, see "Description of the Notes—Requirement to Extend Interest Payment Period."
Deferral of Distributions
As described in this prospectus we may elect to defer interest payments on the notes or be required to defer interest payment. The first interest payment date on which we defer the payment of any interest (whether due to an optional deferral or the occurrence of a trigger event) will commence an extension period, this extension period will not be considered terminated until the first date thereafter when all accrued and unpaid interest, together with any compounded interest, has been paid. An extension period may not, under any circumstances, extend beyond the tenth anniversary of its commencement or beyond the stated maturity date. When and if an extension period is terminated because we have paid in full all accrued and unpaid interest, together with any compounded interest, we may commence a new extension period, subject to the above requirements, there being no limit to the number of such new extension periods that we may begin.

Alternative Coupon Satisfaction Mechanism
Commencing at the date (i) on which a trigger event occurs or (ii) that is five years after the first payment date as of which Ameriprise opted to defer payments on the notes, we must use commercially reasonable efforts to satisfy our obligation to pay interest on the notes by selling shares of common stock including sales of our treasury shares and shares of common stock sold pursuant to any dividend reinvestment plan or employee benefit plan, the sale of which will provide a cash amount to be paid to the holders of the notes in satisfaction of accrued but unpaid interest, together with any compounded interest. However, we are not permitted to sell shares in an amount in excess of the share cap amount. The net proceeds received by Ameriprise from the issuance of shares of common stock (i) starting at the date that is 180 days prior to any interest payment date on which we intend to use the alternative coupon satisfaction mechanism and (ii) designated by Ameriprise at or before the time of such issuance as available to pay interest on the notes will, at the time such proceeds are delivered to the indenture trustee to satisfy the relevant interest payment, be deemed to satisfy Ameriprise's obligations to pay interest on the notes pursuant to the alternative coupon satisfaction mechanism. The "share cap amount" will initially equal shares of our common stock. We may, at our discretion, increase the share cap amount (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient shares to satisfy Ameriprise's obligations to pay interest on the notes pursuant to the alternative coupon satisfaction mechanism.

"Commercially reasonable efforts" to sell our common stock means commercially reasonable efforts to complete the offer and sale of our common stock to third parties that are not subsidiaries of ours in public offerings or private placements, provided that we will be deemed to have made such commercially reasonable efforts during a market disruption event regardless of whether we make any offers or sales during such market disruption event. For the avoidance of doubt, we will not be considered to have used commercially reasonable efforts to effect a sale of qualifying securities, other than during a market disruption event, if we determine to not pursue or complete such sale solely due to pricing considerations.

Payment Restrictions
On any date on which accrued interest through the most recent interest payment date has not been paid in full, whether because of an optional deferral, the consequences of a trigger event or otherwise, Ameriprise will not, and will not permit any subsidiary to, declare or pay any dividends or any distributions on, or make any payments of interest, principal or premium, or any guarantee payments on, or redeem, purchase, acquire or make a liquidation payment on, any of Ameriprise's capital stock, debt securities or guarantees of Ameriprise that rank equal or junior to the notes, other than pro rata payments on securities that rank equally with the notes and other than for certain exceptions detailed in "Description of the Notes—Certain Restrictions During Extension Period."
Subordination
The payment of principal of and interest on the notes will be, to the extent provided in the indenture, subordinated to the prior payment in full of all present and future senior indebtedness, as described in "Description of the Notes—Subordination," and will be effectively subordinated to all indebtedness of our subsidiaries.

The indenture places no limitation on the amount of additional indebtedness, including senior indebtedness that may be incurred by Ameriprise. Ameriprise expects, from time to time, to incur additional indebtedness, including senior indebtedness.
Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership
In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, holders of notes will have no claim for unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of our notes.

Events of Default	The indenture will provide the following events of default with respect to the notes:
•
default for 30 calendar days in the payment of any interest on the notes when such interest becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly deferred the interest in connection with an optional or mandatory extension period, if applicable. In no event will any extension period, whether optional, mandatory or any combination thereof (whether or not consecutive), extend beyond the date which is ten years from the first interest payment date on which an interest payment was deferred during such extension period, or extend beyond the stated maturity date;
• default in the payment of the principal of, and premium, if any, on the notes when due; or
• certain events of bankruptcy, insolvency, or receivership, whether voluntary or not.

These events of default do not include failure to comply with covenants, including the alternative coupon satisfaction mechanism, other than the covenant to make payments when due (after giving effect to any optional or mandatory deferrals).
Form
The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC.
Trustee and Principal Paying Agent	U.S. Bank National Association
Governing Law	New York
Accounting Treatment	The notes will be reflected on our balance sheet as debt, and interest payments on the notes will be included as interest expense on our statement of income.
Certain U.S. Federal Income Tax Considerations
In connection with the issuance of the notes, Wachtell, Lipton, Rosen & Katz will provide us with an opinion generally to the effect that the notes will be treated as indebtedness of Ameriprise for U.S. federal income tax purposes (although there is no controlling authority directly on point). This opinion is subject to certain customary conditions. By investing in the notes, each beneficial owner of a note agrees to treat the notes as indebtedness for U.S. federal income tax purposes.

A holder will generally take into account interest on the notes at the time it is accrued or received, in accordance with such holder's method of accounting for U.S. federal income tax purposes. During any deferral period, a holder will be required to include interest in income as it accrues, regardless of such holder's method of accounting for U.S. federal income tax purposes, using a constant yield method. Consequently, holders of notes would be required to include interest in income even though no cash payments would be made during the deferral period. See "Certain U.S. Federal Income Tax Considerations."

RISK FACTORS

        Investing in the notes offered by this prospectus supplement involves certain risks. You should carefully consider the following factors, as well as the other information contained or incorporated by reference in this prospectus supplement and the attached prospectus before deciding to purchase any notes. Any of these risks could materially adversely affect the value of the notes or our business, results of operations, or financial condition and could result in a loss of your investment.

Risks relating to ownership of the notes

Ameriprise may elect to defer interest payments on the notes in its sole discretion.

        Interest payments on the notes may be deferred by us in our sole discretion from time to time for up to five years, and in certain circumstances up to ten years, as long as no event of default with respect to the notes has occurred and is continuing and no trigger event has occurred and no trigger period caused thereby is continuing, and so long as any deferral does not extend beyond the maturity date of the notes, but in no event beyond a date that is ten years following the date of the initial deferral. Upon termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to certain requirements, there being no limit to the number of such new extension periods that we may begin. See "Description of the Notes—Option to Extend Interest Payment Period." Holders of the notes are subject to the risk that we will not be able to pay the notes following deferral, or that such payments will adequately compensate them for not having been paid on the interest payment dates.

Our ability to pay interest on the notes will be limited if we fail to achieve specified net income, capital adequacy or stockholders' equity levels.

        If we fail to achieve specified net income, capital adequacy or stockholders' equity levels, a trigger event will occur, in which case we must defer payments of interest on the notes, except to the extent that interest on the notes is paid through the alternative coupon satisfaction mechanism, as described under "Description of the Notes—Alternative Coupon Satisfaction Mechanism." Our ability to raise proceeds in connection with a trigger event by issuing common stock will depend on, among other things, market conditions at the time, our financial performance and a variety of other factors beyond our control, including our ability to obtain any required consents or approvals, such as any corporate, shareholder, governmental or regulatory authorization that may be required. Accordingly, there could be circumstances where we would have sufficient cash to make interest payments, but we will be restricted from doing so because we have not been able to obtain sufficient proceeds from sales of common stock. In the event of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, a holder of notes will have no claim for unpaid mandatorily deferred interest (including compounded interest) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's notes. See "Description of the Notes—Requirement to Extend Interest Payment Period" and "Description of the Notes—Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership."

Interest payments on the notes may be deferred and, in such case, holders will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

        If interest payments on the notes are deferred, each holder will thereafter accrue interest income in respect of the notes for U.S. federal income tax purposes in the form of original issue discount using a constant yield method, regardless of such holder's regular method of accounting, before such holder receives any payment attributable to such income. See "Certain U.S. Federal Income Tax Considerations—U.S. Holders—Interest." In that event, such holder may not receive the cash related to such income if such holder disposes of its notes at a price that does not fully reflect the deferred interest. We have no current plan or intention of exercising our right to defer interest payments on the notes.

We may redeem the notes prior to the maturity date, and you may not be able to reinvest in a comparable security.

        We may redeem the notes for cash, in whole or in part, from time to time on or after                        , 2016. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on such notes to the redemption date. We may also redeem the notes for cash, in whole, but not in part, at any time at a redemption price equal to the make-whole redemption amount, as described under "Description of the Notes—Redemption." If we redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective yield comparable to the notes.

The notes are effectively subordinated to substantially all of our other debt.

        Our obligations under the notes are subordinate and junior in right of payment to all of our indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the notes and certain other indebtedness, including indebtedness incurred in the ordinary course of business. This means that we generally cannot make any payments on the notes if we default on a payment of our indebtedness and do not cure the default within the applicable grace period, if the holders of that indebtedness have the right to accelerate the maturity of their indebtedness and instruct us to cease payments on the notes. As of March 31, 2006, our consolidated indebtedness, all of which will rank senior to our obligations under the notes, aggregated approximately $1.5 billion, which consists of $800 million aggregate principal amount of our 5.35% Senior Notes due 2010 and $700 million aggregate principal amount of our 5.65% Senior Notes due 2015 but which does not include approximately $284 million of non-recourse indebtedness related to collateralized debt obligations and approximately $137 million of non-recourse indebtedness related to nonrecourse debt of limited partnerships for which the Company is the general partner. In addition, our obligations under the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. See "—Ameriprise is a holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries."

        Due to the subordination provisions described in "Description of the Notes—Subordination," in the event of our insolvency, funds which would otherwise be available to pay the holders of the notes will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of those payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the notes. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.

        There are no terms in the indenture or the notes that limit our ability to incur additional indebtedness, and we expect from time to time to incur additional indebtedness.

Ameriprise is a holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries.

        Ameriprise is a holding company, whose subsidiaries include regulated insurance companies, and depends on dividends from its subsidiaries and other payments under its intercompany arrangements with its subsidiaries as its principal sources of cash. The notes will be solely our obligations, and our subsidiaries will have no obligation (through a guarantee or otherwise) to pay any amount in respect of the notes or to make any funds available for any such payment. Accordingly, we will be dependent on dividends and other distributions from our subsidiaries to generate the funds necessary to meet obligations with respect to such securities, including the payment of principal and interest, and if these sources are not adequate, we may be unable to make payments of principal or interest in respect of the notes.

        Our ability to pay principal, premium, if any, and interest on any debt securities, including the notes, or dividends on any preferred or common stock depends in part on the ability of our insurance company subsidiaries to declare and distribute dividends or to advance money to us in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. Regulations relating to capital requirements affecting some of our more significant subsidiaries also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us.

        As a result of our holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of any of our subsidiaries, creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholders, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of the notes, could receive any payment from the assets of such subsidiaries.

Upon the occurrence of a bankruptcy, insolvency or receivership with respect to Ameriprise, claims for payment may be limited.

        In the event of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, a holder of notes will have no claim for unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's notes. See "Description of the Notes—Limitations on Claims in the Event of our Bankruptcy, Insolvency or Receivership." Moreover, the claims of note holders in a bankruptcy, insolvency or similar proceeding are subject to the broad equitable powers of the court.

If the holders of the notes waive Ameriprise's covenants to mandatorily defer interest under certain circumstances or to pay deferred interest only with proceeds from the sale of Ameriprise common stock, our credit ratings may be negatively affected.

        The indenture contains covenants that require Ameriprise to defer interest payments on the notes if a trigger event has occurred as of any trigger determination date. The indenture also contains covenants that require Ameriprise to pay interest deferred as a result of a trigger event only through the alternative coupon satisfaction mechanism with proceeds from the sale of its common stock.

        These covenants may be amended, and compliance with these covenants may be waived, solely by Ameriprise with the consent of the holders of a majority of the aggregate principal amount of the notes, and no holder of our senior indebtedness will have the right to enforce these covenants. Although, in the short term, holders of the notes may have an economic incentive to waive these covenants in order to receive current or deferred interest if such covenants are waived and Ameriprise pays interest during a period where it would be required to defer interest following a trigger event or pays deferred interest with funds received from any other source, our credit ratings could be negatively affected, which in turn, may have an adverse effect on our business and financial condition.

The indenture limits the number of shares of common stock that we may issue to pay deferred interest.

        The indenture governing the notes provides that we will only be permitted to pay deferred interest to holders of the notes from the proceeds of the sale of our common stock. The indenture further limits the amount of common stock that we may sell for this purpose to an amount we refer to as the "share cap amount." Although we have the right to increase the share cap amount, we have no obligation to do so. See "Description of the Notes—Alternative Coupon Satisfaction Mechanism." If the number of shares of our common stock that we need to sell in order to pay deferred interest in full exceeds the share cap amount, we may have to continue to defer interest, and such deferral shall not constitute an event of default unless it extends beyond the date which is ten years following the first interest payment date on which we deferred interest.

Holders of the notes have limited rights to accelerate payment of the notes under the indenture.

        Holders of the notes or the indenture trustee may accelerate payment of principal, premium, if any, and accrued and unpaid interest on the notes only upon the occurrence of an event of default under the indenture with respect to the notes, subject to the terms of the indenture. These indenture events of default generally include non-payment of interest, principal and premium, if any, and certain events of bankruptcy, insolvency or receivership of Ameriprise. Indenture events of default, however, do not include failure to comply with or breach of our other covenants in the indenture applicable to the notes, including the covenant to sell common stock through the alternative coupon satisfaction mechanism to meet deferred interest payment obligations.

        Accordingly, our failure to comply with such other covenants will not result in the acceleration of payment of the notes. Although failure to comply with such other covenants could give rise to a claim against us relating to the specific breach, the remedy of holders of the notes may be limited to direct monetary damages (if any). Holders of the notes may not themselves institute a proceeding against Ameriprise on account of any such breach unless, among other things, the indenture trustee fails to institute such a proceeding, subject to the terms of the indenture. However, the holders of a majority in principal amount of the notes may direct the indenture trustee to bring such a proceeding if such breach continues for a period of 90 days after delivery of specified notice to us from the indenture trustee or to us and the indenture trustee from the holders of a majority in principal amount of the notes, subject to the terms of the indenture, which in certain circumstances allow the indenture trustee to require that it receive an indemnity before taking action under the indenture. Except with respect to covenants relating to our obligation to file periodic or other reports and an annual statement with respect to indenture defaults, the indenture will not require the indenture trustee to take any action in case of such a breach (other than to give notice of default under specified circumstances) unless so directed by holders and, possibly, indemnified. See "Description of the Notes—Indenture Events of Default."

The interest rate of the notes will fluctuate when the fixed rate period ends, and may from time to time decline below the fixed rate.

        At the conclusion of the fixed rate period for the notes on                        , 2016, the notes will begin to accrue interest at a floating rate. The floating rate may be volatile over time and could be substantially less than the fixed rate, which could reduce the value of the notes in any available after-market, apart from the reduction in current interest income.

An active after-market for the notes may not develop.

        The notes constitute a new issue of securities with no established trading market. We cannot assure you that an active after-market for the notes will develop or be sustained, that holders of the notes will be able to sell their notes or that holders of the notes will be able to sell their notes at favorable prices. Although the underwriters have indicated to us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

General market conditions and unpredictable factors could adversely affect market prices for the notes.

        There can be no assurance about the market prices for the notes. Several factors, many of which are beyond our control, will influence the market value of the notes. Factors that might influence the market value of the notes include, but are not limited to:

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  whether interest payments have been made and are likely to be made on the notes from time to time;

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  our creditworthiness, financial condition, performance and prospects;

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  whether the ratings on the notes provided by any ratings agency have changed;

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  the market for similar securities; and

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  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

        If you purchase notes, whether in this offering or in the secondary market, the notes may subsequently trade at a discount to the price that you paid for them.

The ratings on the notes could be lowered.

        We expect that S&P will assign a rating to the preferred securities of "BBB" and that Moody's will assign a rating to the notes of "Baa2" In addition, other rating agencies may assign credit ratings to the notes with or without any solicitation from us and without any provision of information from us. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. Currently our ratings are on a negative outlook by A.M. Best Co. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our securities could adversely affect the price and liquidity of the notes.

A classification of the notes by the National Association of Insurance Commissioners ("NAIC") may impact U.S. insurance investors and the value of the notes.

        The Securities Valuation Office (the "SVO") of the NAIC may from time to time classify securities in U.S. insurers' portfolios as either debt, preferred equity or common equity instruments. Under the written guidelines outlined by the SVO, it is not always clear which securities classify as debt, preferred equity or common equity or which features are specifically relevant in making this determination. We understand that the SVO is currently reviewing a number of securities for classification, some of which may have structural features similar to the notes offered hereby. We also are aware of at least two securities that have some features similar to the notes offered hereby and that have been reviewed by the SVO. The SVO has classified these two securities, either definitively or preliminarily, as common equity. For this reason, there is a risk that the notes may be classified as common equity. The NAIC classification of an investment directly affects U.S. insurance company investors because it affects the capital required for such investment by such investors, but it is not determinative in any way in respect of any other tax, accounting or legal considerations for investors generally. If the NAIC were to classify the notes as common equity, the willingness of U.S. insurance investors to hold the notes could be reduced, which in turn could reduce the price of the notes in any available after-market. As of the date hereof, the NAIC has not provided a view on the classification of the notes. There can be no assurance of the classification that the SVO will initially assign to the notes or that the notes will be not be negatively reclassified by the SVO thereafter.

Risks Relating to Our Business

Our financial condition and results of operations may be adversely affected by market fluctuations and by economic and other factors.

        Our financial condition and results of operations may be materially affected by market fluctuations and by economic and other factors. Many such factors of a global or localized nature include: political, economic and market conditions; the availability and cost of capital; the level and volatility of equity prices, commodity prices and interest rates; currency values and other market indices; technological changes and events; the availability and cost of credit; inflation; investor sentiment and confidence in the financial markets; terrorism events and armed conflicts; and natural disasters such as weather catastrophes and widespread health emergencies. Furthermore, changes in consumer economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment, and the level of consumer confidence and consumer debt, may substantially affect consumer loan levels and credit quality, which, in turn, could impact the results of our banking business. These factors also may have an impact on our ability to achieve our strategic objectives.

        Our insurance products and certain of our investment products are sensitive to interest rate fluctuations, and our future costs associated with such variations may differ from our historical costs. In addition, interest rate fluctuations could result in fluctuations in the valuation of certain minimum guaranteed benefits contained in some of our variable annuity products.

        During periods of increasing market interest rates, we must offer higher crediting rates on interest-sensitive products, such as fixed universal life insurance, fixed annuities and face-amount certificates, and we must increase crediting rates on in-force products to keep these products competitive. Because returns on invested assets may not increase as quickly as current interest rates, we may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In addition, increases in market interest rates may cause increased policy surrenders, withdrawals from life insurance policies and annuity contracts and requests for policy loans, as policyholders and contractholders seek to shift assets to products with perceived higher returns. This process may lead to an earlier than expected flow of cash out of our business. Also, increases in market interest rates may result in extension of certain cash flows from structured mortgage assets. These policyholder withdrawals and surrenders may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. Increases in crediting rates, as well as surrenders and withdrawals, could have an adverse effect on our financial condition and results of operations. An increase in policy surrenders and withdrawals also may require us to accelerate amortization of deferred acquisition costs or other intangibles or cause an impairment of goodwill, which would increase our expenses and reduce our net earnings.

        During periods of falling interest rates, our "spread," or the difference between the returns we earn on the investments that support our obligations under these products and the amounts that we must pay policyholders and contractholders, may be reduced. Because we may adjust the interest rates we credit on most of these products downward only at limited, pre-established intervals, and because some of them have guaranteed minimum crediting rates, our spreads could decrease and potentially become negative.

        Interest rate fluctuations also could have an adverse effect on the results of our investment portfolio. During periods of declining market interest rates, the interest we receive on variable interest rate investments decreases. In addition, during those periods, we are forced to reinvest the cash we receive as interest or return of principal on our investments in lower-yielding high-grade instruments or in lower-credit instruments to maintain comparable returns. Issuers of certain callable fixed income securities also may decide to prepay their obligations in order to borrow at lower market rates, which exacerbates the risk that we may have to invest the cash proceeds of these securities in lower-yielding or lower-credit instruments.

        Significant downturns and volatility in equity markets could have an adverse effect on our financial condition and results of operations. Market downturns and volatility may cause potential new purchasers of our products to refrain from purchasing products, such as mutual funds, variable annuities and variable universal life insurance, that have returns linked to the performance of the equity markets. Downturns may also cause current shareholders in our mutual funds and contractholders in our annuity and protection products to withdraw cash values from those products.

        Additionally, downturns and volatility in equity markets can have an adverse effect on the revenues and returns from our asset management services, wrap accounts, and variable annuity contracts. Because the profitability of these products and services depends on fees related primarily to the value of assets under management, declines in the equity markets will reduce our revenues because the value of the investment assets we manage will be reduced. In addition, some of our variable annuity products contain guaranteed minimum death benefits and guaranteed minimum income, withdrawal and accumulation benefits. A significant equity market decline could result in guaranteed minimum benefits being higher than what current account values would support, thus producing a loss as we pay the benefits, having an adverse effect on our financial condition and results of operations. We have hedged a portion of the guarantees for the variable annuity contracts in order to somewhat mitigate the financial loss of an equity markets decline.

        We believe that investment performance is an important factor in the growth of our Asset Accumulation and Income segment. Poor investment performance could impair our revenues and earnings, as well as our prospects for growth. A significant portion of our revenue is derived from investment management agreements with our own RiverSource family of mutual funds that are terminable on 60 days' notice. In addition, although some contracts governing investment management services are subject to termination for failure to meet performance benchmarks, institutional and individual clients can generally terminate their relationships with us or our financial advisors at will or on relatively short notice. Our clients can also reduce the aggregate amount of managed assets or shift their funds to other types of accounts with different rate structures, for any number of reasons, including investment performance, changes in prevailing interest rates, changes in investment preferences, changes in our (or our financial advisors') reputation in the marketplace, changes in client management or ownership, loss of key investment management personnel and financial market performance. A reduction in managed assets, and the associated decrease in revenues and earnings, could have a material adverse effect on our business.

        In addition, during periods of unfavorable market or economic conditions, the level of individual investor participation in the global markets may also decrease, which would negatively impact the results of our retail businesses. Moreover, fluctuations in global market activity could impact the flow of investment capital into or from assets under management and the way customers allocate capital among money market, equity, fixed income or other investment alternatives, which could negatively impact our Asset Accumulation and Income segment.

Defaults in our fixed income securities portfolio would adversely affect our earnings.

        Issuers of the fixed income securities that we own may default on principal and interest payments. As of December 31, 2005, approximately 7% of our investment portfolio had ratings below investment-grade. Moreover, economic downturns and corporate malfeasance can increase the number of companies, including those with investment-grade ratings, that default on their debt obligations, as occurred in 2001 and 2002. As of December 31, 2005, we had fixed income securities in or near default (where the issuer had missed payment of principal or interest or entered bankruptcy) with a fair value of $58.1 million. Default-related declines in the value of our fixed income securities portfolio could cause our net earnings to decline and could also cause us to contribute capital to some of our regulated subsidiaries, which may require us to obtain funding during periods of unfavorable market conditions.

If the counterparties to our reinsurance arrangements or to the derivative instruments we use to hedge our business risks default, we may be exposed to risks we had sought to mitigate, which could adversely affect our financial condition and results of operations.

        We use reinsurance to mitigate our risks in various circumstances. See Item 1 of our Annual Report on Form 10-K—"Protection—Reinsurance." Reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear credit and performance risk with respect to our reinsurers. A reinsurer's insolvency or its inability or unwillingness to make payments under the terms of our reinsurance agreement could have an adverse effect on our financial condition and results of operations that could be material.

        In addition, we use a variety of derivative instruments to hedge several business risks. If our counterparties fail to honor their obligations under the derivative instruments, our hedges of the related risk will be ineffective. That failure could have an adverse effect on our financial condition and results of operations that could be material.

Some of our investments are relatively illiquid.

        We invest a portion of our owned assets in privately placed fixed income securities, mortgage loans, policy loans, limited partnership interests, real estate and restricted investments held by securitization trusts, among others, all of which are relatively illiquid. These asset classes represented approximately 12.4% of the carrying value of our investment portfolio as of December 31, 2005. If we require significant amounts of cash on short notice in excess of our normal cash requirements, we may have difficulty selling these investments in a timely manner, or be forced to sell them for an amount less than we would otherwise have been able to realize, or both, which could have an adverse effect on our financial condition and results of operations.

Intense competition and the economics of changes in our product revenue mix and distribution channels could negatively affect our ability to maintain or increase our market share and profitability.

        Our businesses operate in intensely competitive industry segments. We compete based on a number of factors including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength, and claims-paying and credit ratings. Our competitors include broker-dealers, banks, asset managers, insurers and other financial institutions. Many of our businesses face competitors that have greater market share, offer a broader range of products, have greater financial resources, or have higher claims-paying or credit ratings than we do. In addition, over time certain sectors of the financial services industry have become considerably more concentrated, as financial institutions involved in a broad range of financial services have been acquired by or merged into other firms. This convergence could result in our competitors gaining greater resources and we may experience pressures on our pricing and market share as a result of these factors and as some of our competitors seek to increase market share by reducing prices.

        Over recent years, sales of our own mutual funds by our financial advisor network, including sales within our wrap account products (for which we receive a fee based on assets in the account), have declined as a percentage of our total mutual funds sales. We expect this trend to continue for the near-term. This is principally a result of the addition of mutual funds of other companies to our product offerings in response to competition and clients' desire for expanded product choice. In addition, other critical factors such as shareholder demographics and increasing sales of alternative investment products have caused our RiverSource Funds to experience significant net outflows overall since 2000.

        In recent years, a substantial portion of the mutual funds sold by our financial advisors was comprised of the products of other companies. Generally, our profits from sales of other companies' mutual funds are lower than those from our own mutual funds. Part of our growth strategy is to expand alternative distribution channels for our own products. If we are unable to efficiently manage the economics of selling a growing proportion of mutual funds of other companies, to maintain an acceptable level of sales of our own products through our financial advisor network, to effectively develop third party distribution channels for our own mutual funds, or to expand the third party distribution channels for our annuity products, our results of operations could be adversely affected.

        Currently, our branded advisor network distributes annuity and protection products issued almost exclusively by our subsidiary IDS Life Insurance Company and its subsidiaries. If our branded advisor distribution network is opened to annuity and protection products of other companies, there can be no assurance that there would not be a material adverse effect on our financial condition and results of operations.

We face intense competition in attracting and retaining key talent.

        We are dependent on our network of branded advisors for a significant portion of the sales of our mutual funds, annuities, face-amount certificates and insurance protection products. In addition, our continued success depends to a substantial degree on our ability to attract and retain qualified personnel to conduct our fund management and investment advisory businesses, as well as senior management. The market for financial advisors, registered representatives, management talent, qualified fund managers, and investment analysts is extremely competitive and has grown more so in recent periods due to industry growth. If we are unable to attract and retain qualified individuals or our recruiting and retention costs increase significantly, our financial condition and results of operations could be materially adversely affected.

Our businesses are heavily regulated, and changes in regulation may reduce our profitability, limit our growth, or impact our ability to pay dividends or achieve targeted return-on-equity levels.

        We operate in highly regulated industries, and are required to obtain and maintain licenses for many of the businesses we operate in addition to being subject to regulatory oversight. Securities regulators have significantly increased the level of regulation in recent years and have several outstanding proposals for additional regulation. In addition, we are subject to heightened regulatory requirements relating to privacy and the protection of customer data. These regulations, as well as possible legislative or regulatory changes, may constrain our ability to market our products and services to our potential customers and could negatively affect our profitability and make it more difficult for us to pursue our growth strategy.

        Our insurance companies are subject to state regulation, so must comply with statutory reserve and capital requirements. State regulators are continually reviewing and updating these requirements. As of December 31, 2005, our life insurance companies were subject to new capital requirements for variable annuity contracts with guaranteed death or living benefits. These new requirements had minimal impact on our balance sheet in 2005, but that may not continue to be true in the event equity market values fall in the future. Moreover, there is active discussion at the NAIC of moving to a principles-based reserving system. This could change statutory reserve requirements significantly, and it is not possible to estimate the impact at this time.

        Compliance with applicable laws and regulations is time consuming and personnel-intensive. Changes in these laws and regulations may increase materially our direct and indirect compliance and other expenses of doing business. Our financial advisors may decide that the direct cost of compliance and the indirect cost of time spent on compliance matters outweigh the benefits of a career as a financial advisor, which could lead to financial advisor attrition. The costs of the compliance requirements we face, and the constraints they impose on our operations, could have a material adverse effect on our financial condition and results of operations.

        In addition, we may be required to reduce our fee levels, or restructure the fees we charge, as a result of regulatory initiatives or proceedings that are either industry-wide or specifically targeted at our company. Reductions or other changes in the fees that we charge for our products and services could reduce our revenues and earnings. Moreover, in the years ended December 31, 2005 and 2004, we received approximately $1.2 billion and $1.1 billion, respectively, in distribution fees. A significant portion of these revenues was paid to us by our own RiverSource family of mutual funds in accordance with plans and agreements of distribution adopted under Rule 12b-1 promulgated under the Investment Company Act of 1940, as amended, or Rule 12b-1. We believe that these fees are a critical element in the distribution of our own mutual funds. There have recently been suggestions from regulatory agencies and other industry participants that Rule 12b-1 fees in the mutual fund industry should be reconsidered and potentially reduced or eliminated. We believe that distribution and servicing-related fees paid to financial advisors will remain a key element in the mutual fund industry. However, an industry-wide reduction or restructuring of Rule 12b-1 fees could have a material adverse effect on our ability to distribute our own mutual funds and the fees we receive for distributing other companies' mutual funds, which could, in turn, have an adverse effect on our revenues and earnings.

        We are in the process of establishing a banking subsidiary which will replace our current relationship with American Express Bank and have received approval from the Office of Thrift Supervision ("OTS") to obtain a new federal savings bank ("FSB") charter. After we obtain the required regulatory approvals and our banking subsidiary is established, our FSB will be subject to regulation by the OTS, which is the primary regulator of federal savings banks, and by the Federal Deposit Insurance Company ("FDIC") in its role as insurer of our FSB's deposits. As its controlling company, we will become a savings and loan holding company and also be subject to regulation by the OTS. Furthermore, our ownership of Threadneedle Asset Management Holdings Ltd. subjects us to the EU Financial Conglomerates Directive to designate a global consolidated supervisory regulator, and we have designated the OTS for this purpose (subject to approval by the Financial Services Authority ("FSA"). Because of our status as a savings and loan holding company, our activities will be limited to those that are financial in nature, and OTS will have authority to regulate our capital and debt, although there are not specific holding company capital requirements. Our FSB will be subject to specific capital rules and if its capital falls below certain levels, OTS will be required to take certain remedial actions and may take other actions, including the imposition of limits on dividends or activities, and OTS could direct us to divest the subsidiary. Our FSB also will be subject to limits on capital distributions, including payment of dividends to us and on transactions with affiliates. In addition, an array of community reinvestment, fair lending, and other consumer protection laws and regulations will apply to our FSB. Either of the OTS or the FDIC may bring administrative enforcement actions against the FSB or its officers, directors or employees if any of them violate a law or engage in an unsafe or unsound practice.

        For a further discussion of the regulatory framework in which we operate, see Item 1 of our Annual Report on Form 10-K—"Regulation."

Conflicts of interest are increasing and a failure to appropriately deal with conflicts of interest could adversely affect our businesses.

        Our reputation is one of our most important assets. As we have expanded the scope of our businesses and our client base, we increasingly have to address potential conflicts of interest, including those relating to our proprietary activities. For example, conflicts may arise between our position as a provider of financial planning products and a manufacturer and/or distributor or broker of asset accumulation, income or insurance protection products that one of our financial advisors may recommend to a financial planning client. We have procedures and controls that are designed to address conflicts of interest. However, appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with conflicts of interest. In addition, the SEC and other federal and state regulators have increased their scrutiny of potential conflicts of interest. It is possible that potential or perceived conflicts could give rise to litigation or enforcement actions. It is possible that the regulatory scrutiny of, and litigation in connection with, conflicts of interest will make our clients less willing to enter into transactions in which such a conflict may occur, and will adversely affect our businesses.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

        We are, and in the future may be, subject to legal and regulatory actions in the ordinary course of our operations, both domestically and internationally. Various regulatory and governmental bodies have the authority to review our products and business practices and those of our employees and independent financial advisors and to bring regulatory or other legal actions against us if, in their view, our practices, or those of our employees or independent financial advisors, are improper. Pending legal and regulatory actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the industries and businesses in which we operate. Some of these proceedings have been brought on behalf of various alleged classes of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. See Item 3 of our Annual Report on Form 10-K—"Legal Proceedings." Substantial legal liability in these or future legal or regulatory actions could have a material adverse financial effect or cause significant reputational harm, which in turn could seriously harm our business prospects.

A downgrade or a potential downgrade in our financial strength or credit ratings could adversely affect our financial condition and results of operations.

        Financial strength ratings, which various ratings organizations publish as a measure of an insurance company's ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in our products, the ability to market our products and our competitive position. Any downgrade in our financial strength ratings, or the announced potential for a downgrade, could have a significant adverse effect on our financial condition and results of operations in many ways, including:

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  reducing new sales of insurance products, annuities and investment products;

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  adversely affecting our relationships with our financial advisors and third party distributors of our products;

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  materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders;

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  requiring us to reduce prices for many of our products and services to remain competitive; and

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  adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.

        A downgrade in our credit ratings could also adversely impact our future cost and speed of borrowing and have an adverse effect on our financial condition, results of operations and liquidity.

If our reserves for future policy benefits and claims are inadequate, we may be required to increase our reserve liabilities, which could adversely affect our results of operations and financial condition.

        We establish reserves as estimates of our liabilities to provide for future obligations under our insurance policies, annuities and investment certificate contracts. Reserves do not represent an exact calculation of liability, but rather are estimates of contract benefits and related expenses we expect to incur over time. The assumptions and estimates we make in establishing reserves require certain judgments about future experience and, therefore, are inherently uncertain. We monitor our reserve levels continually. If we were to conclude that our reserves are insufficient to cover actual or expected contract benefits, we would be required to increase our reserves and potentially incur income statement charges for the period in which we make the determination, which could adversely affect our results of operations and financial condition. For more information on how we set our reserves, see Note 2 to our consolidated financial statements included in our 2005 Annual Report to Shareholders.

Morbidity rates or mortality rates that differ significantly from our pricing expectations could negatively affect profitability.

        We set prices for our life insurance, disability income insurance and some annuity products based upon expected claim payment patterns, derived from assumptions we make about the morbidity rates, or likelihood of sickness, and mortality rates, or likelihood of death, of our policyholders and contractholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if morbidity rates are higher, or mortality rates are lower, than our pricing assumptions, we could be required to make greater payments under disability income insurance policies and immediate annuity contracts than we had projected. The same holds true for long-term care policies we previously underwrote to the extent they are not fully reinsured. If mortality rates are higher than our pricing assumptions, we could be required to make greater payments under our life insurance policies and annuity contracts with guaranteed minimum death benefits than we had projected.

        The risk that our claims experience may differ significantly from our pricing assumptions is particularly significant for our long-term care insurance products notwithstanding our ability to implement future price increases. As with life insurance, long-term care insurance policies provide for long-duration coverage and, therefore, our actual claims experience will emerge over many years. However, as a relatively new product in the market, long-term care insurance does not have the extensive claims experience history of life insurance, and, as a result, our ability to forecast future claim rates for long-term care insurance is more limited than for life insurance. We have sought to moderate these uncertainties to some extent by partially reinsuring long-term policies we previously underwrote and by limiting our present long-term care insurance offerings to policies underwritten fully by an unaffiliated third party.

We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts.

        The prices and expected future profitability of our life insurance and deferred annuity products are based in part upon assumptions related to persistency, which is the probability that a policy or contract will remain in force from one period to the next. The effect of persistency on profitability varies for different products. For most of our life insurance and deferred annuity products, actual persistency that is lower than our persistency assumptions could have an adverse impact on profitability, especially in the early years of a policy or contract, primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy or contract.

        For our long-term care insurance, actual persistency that is higher than our persistency assumptions could have a negative impact on profitability. If these policies remain in force longer than we assumed, then we could be required to make greater benefit payments than we had anticipated when we priced or partially reinsured these products. Some of our long-term care insurance policies have experienced higher persistency than we had assumed, which led us to increase premium rates on certain of these policies.

        Because our assumptions regarding persistency experience are inherently uncertain, reserves for future policy benefits and claims may prove to be inadequate if actual persistency experience is different from those assumptions. Although some of our products permit us to increase premiums during the life of the policy or contract, we cannot guarantee that these increases would be sufficient to maintain profitability. Additionally, some of these pricing changes require regulatory approval, which may not be forthcoming. Moreover, many of our products do not permit us to increase premiums or limit those increases during the life of the policy or contract. Significant deviations in experience from pricing expectations regarding persistency could have an adverse effect on the profitability of our products.

We may be required to accelerate the amortization of deferred acquisition costs, which would increase our expenses and reduce profitability.

        Deferred acquisition costs ("DAC") represent the costs of acquiring new business, principally direct sales commissions and other distribution and underwriting costs that have been deferred on the sale of annuity, life and disability income insurance and, to a lesser extent, marketing and promotional expenses for personal auto and home insurance, and distribution expense for certain mutual fund products. For annuity and insurance products, we amortize DAC over periods approximating the lives of the related policy or contract, generally as a percentage of premiums or estimated gross profits associated with that policy or contract. For certain mutual fund products, we generally amortize DAC over fixed periods on a straight-line basis.

        Our projections underlying the amortization of DAC require the use of certain assumptions, including interest margins, mortality rates, persistency rates, maintenance expense levels and customer asset value growth rates for variable products. We periodically review and, where appropriate, adjust our assumptions. When we change our assumptions, we may be required to accelerate the amortization of DAC or to record a charge to increase benefit reserves.

        As of December 31, 2005 and December 31, 2004, we had $4.2 billion and $4.0 billion of DAC, respectively, and we amortized $431 million and $437 million, respectively, of DAC as a current-period expense for the years ended December 31, 2005 and 2004, respectively. For more information regarding DAC, see the information contained in our 2005 Annual Report to Shareholders under the captions "Management's Discussion and Analysis—Critical Accounting Policies—Deferred Acquisition Costs" and "—Recent Accounting Pronouncements."

Risk management policies and procedures may not be fully effective in mitigating risk exposure in all market environments or against all types of risk, including employee and financial advisor misconduct.

        We have devoted significant resources toward developing our risk management policies and procedures and will continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models.

As a result, these methods may not accurately predict future exposures, which could be significantly greater than what our models indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Moreover, we are subject to the risks of misconduct by our employees and financial advisors—such as fraud, non-compliance with policies, recommending transactions that are not suitable, and improperly using or disclosing confidential information—which is difficult to detect in advance and deter, and could harm our business, results of operations or financial condition. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

As a holding company, we depend on the ability of our subsidiaries to transfer funds to us to pay dividends and to meet our obligations.

        We act as a holding company for our insurance and other subsidiaries. Dividends from our subsidiaries and permitted payments to us under our intercompany arrangements with our subsidiaries are our principal sources of cash to pay shareholder dividends and to meet our other financial obligations. These obligations include our operating expenses and interest and principal on our borrowings and also include amounts we must pay under the tax allocation agreement and transition services agreement we entered into with American Express Company. If the cash we receive from our subsidiaries pursuant to dividend payment and intercompany arrangements is insufficient for us to fund any of these obligations, we may be required to raise cash through the incurrence of additional debt, the issuance of additional equity or the sale of assets. If any of this happens, it could adversely affect our financial condition and results of operations.

        Insurance and securities laws and regulations regulate the ability of many of our subsidiaries (such as our insurance and brokerage subsidiaries and our face-amount certificate company) to pay dividends or make other distributions. See Item 1 of our Annual Report on Form 10-K—"Protection—Risk-Based Capital" and "Regulation" as well as the information contained in our 2005 Annual Report to Shareholders under the heading "Management's Discussion and Analysis—Liquidity and Capital Resources." When we form our new banking subsidiary, its ability to pay dividends will also be regulated. In addition to the various regulatory restrictions that constrain our subsidiaries' ability to pay dividends to our company, the rating agencies impose various capital requirements on our company and our insurance company subsidiaries in order for us to maintain our ratings and the ratings of our insurance subsidiaries, which also constrains our and their ability to pay dividends.

Changes in U.S. federal income tax law could make some of our products less attractive to clients.

        Many of the products we issue or on which our businesses are based (including both insurance products and non-insurance products) enjoy favorable treatment under current U.S. federal income tax law. Changes in U.S. federal income tax law could thus make some of our products less attractive to clients.

We are subject to tax contingencies that could adversely affect reserves.

        We are subject to the income tax laws of the U.S., its states and municipalities and those of the foreign jurisdictions in which we have significant business operations. These tax laws are complex and subject to different interpretations by the taxpayer and the relevant governmental taxing authorities. We must make judgments and interpretations about the application of these inherently complex tax laws when determining the provision for income taxes and must also make estimates about when in the future certain items affect taxable income in the various tax jurisdictions. Disputes over interpretations of the tax laws may be settled with the taxing authority upon examination or audit.

Risks Relating to Our Separation from American Express Company

We will only have the right to use the "American Express" brand name and logo in a limited capacity for up to two years. If our new brand names "Ameriprise" and "RiverSource" do not develop a strong reputation, our revenue and profitability could decline.

        In connection with the separation from American Express Company and the distribution of our common shares to American Express shareholders (the "Distribution"), we changed our corporate name to "Ameriprise Financial, Inc." and are operating under two new brand names, although we and our subsidiaries may use the "American Express" brand name and logo in a limited capacity in conjunction with our brand names and logos until September 30, 2007 pursuant to our marketing and branding agreement with American Express Company. For more information regarding these arrangements, see Item 1 of our Annual Report on Form 10-K—"Our Relationship with American Express Company." When our right to use the "American Express" brand name and logo expires, we may not be able to maintain or enjoy comparable name recognition or status under our new brands. If we are unable to successfully manage the transition of our business to our new brands, the benefit we previously offered our branded advisors, customers and employees of having a recognized brand will be reduced, which could have an adverse effect on our revenue and profitability.

Client acquisition may be adversely affected by our separation from American Express Company.

        Although we generally operated independently of American Express Company's other operations with respect to client services, we did rely on the "American Express" brand and cardmember relationships in acquiring clients as part of our retail growth strategy. As part of the marketing and branding arrangement with American Express Company, we will continue to market our products in a manner similar to the methods we used prior to the separation from American Express Company. However, overall response rates, marginal costs and profitability from these efforts may be negatively affected as a result of the change in our brand name. For additional information regarding this arrangement, see Item 1 of our Annual Report on Form 10-K—"Our Relationship with American Express Company." We cannot assure you that the clients we gained as a result of being affiliated with American Express Company will not move some or all of their existing business from us to another company or that we will be able to implement our mass affluent client acquisition strategy as cost-effectively as when our cross-selling relationship with American Express Company was operated on an affiliated basis. Loss of a significant portion of these clients could negatively impact our results of operations and failure to acquire these clients could also have a negative impact on our business.

Our historical consolidated financial information is not necessarily representative of the results we would have achieved as a stand-alone company and may not be a reliable indicator of our future results.

        Our historical consolidated financial information does not reflect the financial condition, results of operations or cash flows we would have achieved as a stand-alone company during the periods presented or those we will achieve in the future. This is primarily a result of the following factors:

  •
  Our historical consolidated financial information reflects certain businesses that are not included in our company following the separation from American Express Company;

  •
  Our historical consolidated financial results reflect allocations of corporate expenses from American Express Company. Those allocations may be lower than the comparable expenses we would have actually incurred as a stand-alone company;

  •
  Our working capital requirements historically have been satisfied as part of American Express Company's corporate-wide cash management policies. Our cost of debt and our capitalization is different from that reflected in our historical consolidated financial statements;

  •
  Significant changes have occurred and may continue to occur in our cost structure, management, financing and business operations as a result of our separation from American Express Company, including the costs for us to establish our new brands and operating infrastructure; and

  •
  Our separation from American Express Company and the creation of our new brands may have an adverse effect on our customer and other business relationships.

        We have made adjustments based upon available information and assumptions that we believe are reasonable to reflect these factors. However, our assumptions may prove not to be accurate, and accordingly, our financial information should not be assumed to be indicative of what our financial condition or results of operations actually would have been as a stand-alone company nor should our financial information be considered to be a reliable indicator of what our financial condition or results of operations actually may be in the future.

        For a description of the components of our historical consolidated financial information and adjustments, see "Management's Discussion and Analysis—Significant Factors Affecting our Results of Operations and Financial Condition—Separation from American Express" and our historical consolidated financial statements contained in our 2005 Annual Report to Shareholders.

We have experienced increased costs in connection with the separation from American Express Company and as an independent company.

        We are in the process of developing certain independent facilities, systems, infrastructure and personnel to replace services we had access to from American Express Company. We have also made significant investments to develop our new brand and establish our ability to operate without access to American Express Company's operational and administrative infrastructure. These initiatives have been costly to implement. We have incurred approximately $360 million in total pretax non-recurring separation costs through March 31, 2006 and we expect to incur an additional $515 million in separation costs. Due to the scope and complexity of the underlying projects, the amount of total costs could be materially higher and the timing of incurrence of these costs is subject to change.

        We pay American Express Company to continue performing many important corporate functions for our operations, including information technology support, treasury, accounting, financial reporting, tax administration, human resource administration, marketing, procurement and other services. The amounts we pay for this transitional support are arm's length rates generally based on American Express Company's direct and indirect costs. For more information regarding the transition arrangements, see Item 1 of our Annual Report on Form 10-K—"Our Relationship with American Express Company." Although we implemented many independent functions, if we are not able to complete the establishment of these functions, or obtain them from third parties, we may not be able to operate our business effectively or at comparable costs, and our profitability may decline.

        As a stand-alone company, we do not have the same purchasing power we had through American Express Company and, in some cases, we may not have as favorable terms or prices as those obtained prior to the separation from American Express Company, which could decrease our overall profitability.

We may not have sufficient capital generation ability to meet our operating and regulatory capital requirements, and current and future funding may adversely affect holders of our common stock through the issuance of more senior securities or through dilution.

        As a stand-alone company we are required to maintain higher capital ratios to retain our credit ratings. In addition, we need to cover volatility associated with variations in our operating, risk-based and regulatory capital requirements, including separation costs and contingent exposures, for example, in connection with our ongoing legal and regulatory matters. See Item 1 of our Annual Report on Form 10-K—"Regulation" for more information regarding capital requirements and see Item 3 of our Annual Report on Form 10-K—"Legal Proceedings" for more information regarding pending regulatory and legal proceedings. Although American Express Company made a substantial capital contribution to our company to cover, among other things, certain separation costs and the costs to establish our new brands, we cannot be certain that this capital contribution will be sufficient to cover all of our additional costs. If it is not sufficient, our financial condition could be adversely affected and our company credit ratings and/or the financial strength ratings of our insurance subsidiaries may be downgraded.

        In connection with the separation from American Express Company we incurred external debt, and we may from time to time need to incur additional debt or issue equity, in order to fund working capital, capital expenditures and product development requirements or to make acquisitions and other investments. Any debt incurred or preferred stock issued has or will have liquidation rights, preferences and privileges senior to those of holders of our common stock. If we raise funds through the issuance of equity, the issuance will dilute the ownership interest of common shareholders. We cannot assure you that debt or equity financing will be available to us on acceptable terms, if at all. If we are not able to obtain sufficient financing, we may be unable to maintain or grow our business. It may also be more expensive for us to raise funds through the issuance of additional debt than the cost of raising funds or issuing debt for our business while we were part of American Express Company.

As we build our information technology infrastructure and transition our data to our own systems, we could experience temporary business interruptions and incur substantial additional costs.

        We are in the process of installing and implementing information technology infrastructure to support our business functions, including accounting and reporting, customer service and distribution. We anticipate this will involve significant costs. We may incur temporary interruptions in business operations if we cannot transition effectively from American Express Company's existing technology infrastructure (which covers hardware, applications, network, telephony, databases, backup and recovery solutions), as well as the people and processes that support them. We may not be successful in implementing our new technology infrastructure and transitioning our data, and we may incur substantially higher costs for implementation than currently anticipated. Our failure to avoid operational interruptions as we implement the new infrastructure and transition our data, or our failure to implement the new infrastructure and transition our data successfully, could disrupt our business and have a material adverse effect on our profitability. In addition, technology service failures could have adverse regulatory consequences for our business and make us vulnerable to our competitors.

        We continue to rely on American Express Company's disaster recovery capabilities as part of our business continuity processes. We will only have the right to use American Express Company's disaster recovery resources for up to two years after the Distribution. We are developing and implementing our own disaster recovery infrastructure and developing business continuity for our operations, which we anticipate will involve significant costs. We may not be successful in developing stand-alone disaster recovery capabilities and business continuity processes, and may incur substantially higher costs for implementation than currently anticipated. Our failure to avoid operational interruptions as we implement new business continuity processes, or our failure to implement the new processes successfully, could disrupt our business and have a material adverse effect on our profitability in the event of a significant business disruption.

We agreed to certain restrictions to preserve the treatment of the Distribution as tax free to American Express Company and its shareholders, which reduces our strategic and operating flexibility.

        In connection with the Internal Revenue Service ruling and opinion confirming the tax free status of the Distribution, we made certain representations and undertakings. In addition, current tax law generally creates a presumption that the Distribution would be taxable to American Express Company, but not to its shareholders, if we or our shareholders were to engage in a transaction that would result in a 50% or greater change by vote or by value in our stock ownership during the four-year period beginning on the date that begins two years before the Distribution date, unless it is established that the Distribution and the transaction are not part of a plan or series of related transactions to effect such a change in ownership. In the case of such a 50% or greater change in our stock ownership, tax imposed on American Express Company in respect of the Distribution would be based on the fair market value of our stock on the Distribution date over American Express Company's tax basis in our stock.

        Under our tax allocation agreement with American Express Company, we are generally prohibited, for a period of two years following the Distribution, except in certain circumstances, from (i) consenting to certain acquisitions of significant amounts of our stock; (ii) transferring significant amounts of our assets; (iii) failing to maintain certain components of our business as an active business; or (iv) engaging in certain other actions or transactions that could jeopardize the tax free status of the Distribution. In addition, we are generally prohibited from consenting to certain acquisitions of significant amounts of our stock or assets, or from participating in certain other corporate transactions, unless the other parties to the transaction agree to be jointly and severally liable with us in respect of our indemnification obligation to American Express Company under the tax allocation agreement (described below).

We agreed to indemnify American Express Company and its shareholders for taxes and related losses resulting from certain actions that cause the Distribution to fail to qualify as a tax free transaction.

        Under the tax allocation agreement, we agreed to indemnify American Express Company and its shareholders for taxes and related losses they suffer as a result of the Distribution failing to qualify as a tax free transaction, if the taxes and related losses are attributable to (i) direct or indirect acquisitions of our stock or assets (regardless of whether we consent to such acquisitions); (ii) negotiations, understandings, agreements, or arrangements in respect of such acquisitions; or (iii) our failure to comply with certain representations and undertakings from us, including the restrictions described in the preceding risk factor. See Item 1 of our Annual Report on Form 10-K—"Our Relationship with American Express Company." Our indemnity will cover both corporate level taxes and related losses imposed on American Express Company in the event of a 50% or greater change in our stock ownership described in the preceding risk factor, as well taxes and related losses imposed on both American Express Company and its shareholders if, due to our representations or undertakings being incorrect or violated, the Distribution is determined to be taxable for other reasons.

        We currently estimate that the indemnification obligation to American Express Company for taxes due in the event of a 50% or greater change in our stock ownership could exceed $1.5 billion. This estimate, which does not take into account related losses such as interest, penalties, and other additions to tax, depends upon several factors that are beyond our control. As a consequence, the indemnity to American Express Company could vary substantially from the estimate. Furthermore, the estimate does not address the potential indemnification obligation to both American Express Company and its shareholders in the event that, due to our representations or undertakings being incorrect or violated, the Distribution is determined to be taxable for other reasons. In that event, the total indemnification obligation would likely be much greater.

Our separation from American Express Company could increase our U.S. federal income tax costs.

        Due to the separation from American Express Company, our life insurance subsidiaries will not be able to file a consolidated U.S. federal income tax return with the other members of our affiliated group for five tax years following the Distribution. As a consequence, during this period, net operating and capital losses, credits, and other tax attributes generated by one group will not be available to offset income earned or taxes owed by the other group for U.S. federal income tax purposes. Any benefits relating to taxes arising from being part of the larger American Express group may also not be available. As a result of these and other inefficiencies, the aggregate amount of U.S. federal income tax that we pay may increase and we may in addition not be able to fully realize certain of our deferred tax assets.

The continued ownership of American Express Company common stock and options by our executive officers may create, or may create the appearance of, conflicts of interest.

        Because of their former positions with American Express Company, substantially all of our executive officers, including our Chairman and Chief Executive Officer and our Chief Financial Officer, own American Express Company common stock and options to purchase American Express Company common stock. Although these holdings in the aggregate are insubstantial in relation to American Express Company, the individual holdings of American Express Company stock and options to purchase that stock that remain after the Distribution may be significant for some of these persons compared to that person's total assets. Even though our board of directors consists of a majority of directors who are independent from both American Express Company and our company and our executive officers who were formally employees of American Express Company have ceased to be employees of American Express Company following the Distribution, ownership of American Express Company common stock and options to purchase American Express Company stock by our officers after the Distribution may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for American Express Company than they do for us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the attached prospectus contain and incorporate by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among others:

  •
  statements about our future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States;

  •
  statements of our plans, intentions, expectations, objectives or goals, including those relating to the establishment of our new brands, our mass affluent client acquisition strategy and our competitive environment; and

  •
  assumptions relating to the foregoing.

        The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

        Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

  •
  the impact of the separation from American Express;

  •
  our ability to establish our new brands;

  •
  our capital structure as a stand-alone company, including our ratings and indebtedness, and limitations on our subsidiaries to pay dividends;

  •
  changes in the interest rate and equity market environments;

  •
  changes in the regulatory environment, including ongoing legal proceedings and regulatory actions;

  •
  our investment management performance;

  •
  effects of competition in the financial services industry and changes in our product distribution mix and distribution channels;

  •
  risks of default by issuers of investments we own or by counterparties to derivative or reinsurance arrangements;

  •
  experience deviations from our assumptions regarding morbidity, mortality and persistency in certain of our annuity and insurance products; and

  •
  general economic and political factors, including consumer confidence in the economy.

        We caution you that the foregoing list of factors is not exhaustive. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the junior subordinated notes will be approximately $         million, after deducting the underwriters' discounts and commissions and estimated offering expenses. We anticipate that we will use the net proceeds from this offering for general corporate purposes and will retain broad discretion over the use of the net proceeds of the offering.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Quarter Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(dollars in millions)
Earnings:
Income before income tax provision (benefit), discontinued operations and accounting change	$191	$246	$745	$1,112	$873	$861	$35
Interest and debt expense	23	17	73	52	45	32	26
Interest portion of rental expense	8	7	32	30	28	31	39
Amortization of capitalized interest	—	—	1	1	1	1	—
Equity method investees and minority interests	1	—	(2)	2	2	—	—

Total earnings (a)	$223	$270	$849	$1,197	$949	$925	$100

Fixed charges:
Interest and debt expense	$23	$17	$73	$52	$45	$32	$26
Interest portion of rental expense	8	7	32	30	28	31	39
Capitalized interest	—	—	—	—	—	4	6

Total fixed charges (b)	$31	$24	$105	$82	$73	$67	$71

Ratio of earnings to fixed charges (a/b)(1)	7.2	11.2	8.1	14.5	13.0	13.9	1.4

(1)
Ratio calculated using thousands.

        The interest portion of rental expense represents one-third of rental expense relating to operating leases. Ameriprise had no preferred stock outstanding for any period presented, and accordingly, its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

CAPITALIZATION

        We present in the table below the capitalization of Ameriprise and its subsidiaries:

  •
  on an actual consolidated basis as of March 31, 2006; and

  •
  as adjusted to give effect to this offering.

        The adjusted column gives effect to the application of the net proceeds from the offerings as described under "Use of Proceeds" in this prospectus supplement. You should read this table in conjunction with the consolidated financial statements of Ameriprise and the notes relating to them which are contained in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each of which is incorporated by reference in this prospectus supplement.

	At March 31, 2006
	Actual	As Adjusted
	(Unaudited)
	($ in millions)
Debt
5.35% senior notes due 2010	$700		$700
5.65% senior notes due 2015	800		800
Floating rate revolving credit borrowings	137		137
Fixed and floating rate notes due 2011
Floating senior notes	151		151
Fixed rate notes	79		79
Fixed rate senior notes	46		46
Fixed rate notes	8		8
% Junior Subordinated Notes due 2066	—

Total short- and long-term debt	$1,921	$
Shareholders' equity:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; no shares issued or outstanding	—		—
Common stock, par value $.01 per share; 1,250,000,000 shares authorized, 251,211,366 shares issued at March 31, 2006	3		3
Additional paid-in capital	4,208		4,208
Retained earnings	3,862		3,862
Treasury shares, at cost (6,928,819 shares)	(290)		(290)
Accumulated other comprehensive income	(442)		(442)

Total shareholders' equity	$7,341		$7,341

Total capitalization	$9,262	$

DESCRIPTION OF THE NOTES

        Ameriprise Financial, Inc. ("Ameriprise") will issue the    % Junior Subordinated Notes due 2066, which we refer to as the notes, under the junior subordinated indenture dated May 5, 2006 between us and U.S. Bank National Association, as indenture trustee, as amended and supplemented by a supplemental indenture to be dated as of the date of completion of this offering. We refer to the junior subordinated indenture, as amended and supplemented by the supplemental indenture as the "indenture." The following description of certain terms of the notes and certain provisions of the indenture in this prospectus supplement supplements the description under "Description of Debt Securities We May Offer" in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the indenture in its entirety because it, and not this description, will define your rights as a holder of the notes. We will file the indenture as an exhibit to a Current Report on Form 8-K which will be incorporated by reference in the attached prospectus. You may also request copies of these documents from us at our address set forth below under "Incorporation of Certain Documents by Reference." Unless otherwise specified, when we refer to "Ameriprise" in the following description, we mean only Ameriprise and not any of its subsidiaries.

General

        We will initially issue $             million aggregate principal amount of the notes. We may from time to time, without the consent of the existing holders, create and issue additional subordinated debt having the same terms and conditions as the notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional subordinated notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes unless such additional subordinated debt will not be treated as fungible with the notes being offered hereby for U.S. federal income tax purposes.

        The notes will not be subject to a sinking fund provision. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as defined under "—Option to Extend Interest Payment Period"), if any, on , 2066, unless earlier accelerated or redeemed by us.

Interest

  Fixed Rate Period

        Subject to any extension period, as described below, interest on the notes will accrue from the date of initial issuance until                        , 2016 at an annual rate equal to    %, and will be payable semi-annually in arrears on            and            of each year, commencing on                        , 2006.

        The amount of interest payable for any full interest payment period during the fixed rate period will be computed on the basis of a 360-day year of twelve 30-day months. Interest payment period refers to the semi-annual or quarterly period, as applicable. The amount of interest payable for any period shorter than a full interest payment period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). Interest not paid on any payment date during the fixed rate period will accrue and compound semi-annually at a rate per year equal to the rate of interest on the notes until paid, subject to the conditions set out under "—Requirement to Extend Interest Payment Period."

  Floating Rate Period

        Subject to any extension period, as described below, from                        , 2016 until                        , 2066, interest on the notes will accrue at an annual rate equal to 3-month LIBOR plus a margin equal to            basis points, payable quarterly in arrears on            ,             ,            and            in each year, commencing on                        , 2016.

        Interest payments during the floating rate period will include accrued interest from and including the last date in respect of which interest has been paid, or duly provided for, but excluding the interest payment date or maturity date, as the case may be. If a scheduled interest payment date is not a business day, then such interest payment date will be postponed to the next succeeding day that is a business day, except that if such business day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding business day. Interest will accrue to the date that interest is actually paid, subject to the conditions set out under "—Requirement to Extend Interest Payment Period."

        Interest not paid on any payment date during the floating rate period will accrue and compound quarterly at a rate per year equal to the from time to time then applicable rate of interest on the notes to but excluding the next payment date and will be computed on the basis of a 360-day year and the actual number of days elapsed. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

        The calculation agent will calculate the floating rate and the amount of interest payable on each quarterly payment date relating to the floating rate period. Promptly upon such determination, the calculation agent will notify us and, if the trustee is not then serving as the calculation agent, the trustee, of the floating rate for the new quarterly interest payment period. The floating rate determined by the calculation agent, absent manifest error, will be binding and conclusive on us, the holders of the notes and the trustee. U.S. Bank National Association will initially act as the calculation agent.

        "3-month LIBOR, with respect to an interest payment period, means the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London banking day immediately preceding the first day of such interest payment period. The term "Telerate Page 3750" means the display on MoneyLine Telerate page 3750 or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

        If 3-month LIBOR cannot be determined as described above, we will select four major banks in the London interbank market. We will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London banking day immediately preceding the first day of the applicable interest payment period. These quotations will be for deposits in U.S. dollars for a three month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

        If two or more quotations are provided, 3-month LIBOR for the interest payment period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, we will select three offered rates quoted by three major banks in New York City, on the second London banking day immediately preceding the first day of the applicable interest payment period. The rates quoted will be for loans in U.S. dollars for a 3-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by us are quoting rates, 3-month LIBOR for the applicable interest payment period will be the same as for the immediately preceding interest payment period or, if the immediately preceding interest payment period is a fixed rate interest payment period, the same as for the most recent quarter for which 3-month LIBOR can be determined.

        "Business day" means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

        "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  Record Dates

        Interest is payable on each interest payment date to the person in whose name the note is registered at the close of business on the day next preceding the interest payment date. In the event the notes will not continue to remain in book-entry only form or are not in the form of a global certificate, Ameriprise will have the right to select record dates, which will be at least one business day before an interest payment date.

Subordination

        The payment of principal and interest on the notes will be, to the extent provided in the indenture, subordinated to the prior payment in full of all present and future senior indebtedness, as defined below.

        Subject to the qualifications described below, the term "senior indebtedness" includes senior indebtedness as defined in the base indenture, as well as, principal, and interest and premium, if any, on the following:

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  all senior, senior subordinated, subordinated and other indebtedness of Ameriprise, whether outstanding on the date of the issuance of the notes or thereafter created, incurred or assumed, which is for money borrowed (including, without limitation, Ameriprise's 5.35% Senior notes due 2010, 5.65% Senior Notes due 2015 and any amounts borrowed under Ameriprise's $750 million senior unsecured revolving credit facility or any amounts owed by Ameriprise under any debentures or similar instruments issued in connection with any "trust preferred securities"), or which is otherwise evidenced by a note or similar instrument;

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  all obligations of Ameriprise under leases required or permitted to be capitalized under generally accepted accounting principles;

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  any indebtedness of others of the kinds described in the first bullet point above for the payment of which Ameriprise or its property is responsible or liable as guarantor or otherwise; and

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  amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

        The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) any accounts payable or other liability to trade creditors, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the notes, (3) obligations owed by Ameriprise to any of its subsidiaries, or (4) any liability for Federal, state, local or other taxes owed or owing by Ameriprise or its subsidiaries.

        No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the notes or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the notes, if:

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  Ameriprise defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

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  an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on the notes cease, is given to Ameriprise by the holders of senior indebtedness, in each case, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

        All present and future senior indebtedness, which will include, without limitation, interest accruing on such senior indebtedness after the commencement of any proceeding, assignment or marshaling of assets described below, whether or not allowable as a claim in such proceeding, will first be paid in full before any payment, whether in cash, securities or other property, will be made by Ameriprise on account of the notes in the event of:

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  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Ameriprise, its creditors or its property;

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  any proceeding for the liquidation, dissolution or other winding-up of Ameriprise, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

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  any assignment by Ameriprise for the benefit of creditors; or

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  any other marshaling of the assets of Ameriprise.

        In any such event, payments which would otherwise be made on the notes will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. If the payments on the notes are in the form of Ameriprise's securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, the payments on such securities will be made to the holders of senior indebtedness and then, if any amounts remain, to the holders of the notes. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of the notes by any act or failure to act on the part of Ameriprise.

        In the event that, notwithstanding any of the foregoing prohibitions, the indenture trustee or the holders of the notes receive any payment on account of or in respect of the notes at a time when a responsible officer of the indenture trustee or such holder has actual knowledge that such payment should not have been made to it, the trustee or such holder will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

        Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property in accordance with the provisions of their governing instruments which is equal to the amount of the outstanding senior indebtedness.

        After payment in full of all present and future senior indebtedness, holders of the notes will be subrogated to the rights of any holders of senior indebtedness to receive any further payments that are applicable to the senior indebtedness until all the notes are paid in full. In matters between holders of the notes and any other type of Ameriprise's creditors, any payments that would otherwise be paid to holders of senior indebtedness and that are made to holders of the notes because of this subrogation will be deemed a payment by Ameriprise on account of senior indebtedness and not on account of the notes.

        Moreover, the indenture provides that a holder of notes, by such holder's acceptance of the notes, agrees that in the event of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, such holder of notes will have no claim for, and thus no right to receive, unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's notes. We refer to the mandatorily deferred interest for which the holder has no claim pursuant to the limitations described in this paragraph as "foregone interest."

        The indenture places no limitation on the amount of additional indebtedness, including senior indebtedness, that may be incurred by Ameriprise. Ameriprise expects from time to time to incur additional indebtedness.

        In addition to the contractual subordination provisions described above, the rights of the holders of the notes will be structurally subordinated to all existing and future obligations of Ameriprise's subsidiaries. Ameriprise is a holding company, whose subsidiaries include regulated insurance companies, and depends on dividends from its subsidiaries and other payments under its intercompany arrangements with its subsidiaries as its principal sources of cash. See "Risk Factors—Ameriprise is a holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries" and "—Upon the occurrence of a bankruptcy, insolvency or receivership with respect to Ameriprise, claims for payment may be limited" in this prospectus supplement. Regulatory rules, and certain covenants contained in various debt agreements, may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other payments.

        Due to the subordination provisions described above, in the event of our insolvency, funds which we would otherwise use to pay the holders of the notes will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the notes, which are subject to the risks described in "Risk Factors—The notes are effectively subordinated to substantially all of our other debt" and "—Upon the occurrence of a bankruptcy, insolvency or receivership with respect to Ameriprise, claims for payment may be limited" in this prospectus supplement. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes. As of March 31, 2006, after giving effect to this offering, we would have had approximately $             million of indebtedness, including approximately $1.5 billion that is senior in priority to the notes, which does not include approximately $284 million of non-recourse indebtedness related to collateralized debt obligations and approximately $137 million of non-recourse indebtedness related to nonrecourse debt of limited partnerships for which the Company is the general partner.

        In addition, because Ameriprise is a holding company, its principal assets consist of the stock of its operating subsidiaries and absent any additional capital raising or borrowing, its principal cash flow would be derived from dividends and other distributions or loans from its operating subsidiaries. Therefore, Ameriprise's ability to service its debt, including the notes, will be dependent upon the earnings of these subsidiaries and their ability to distribute those earnings as dividends or make loans or other payments to Ameriprise. In addition, regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. See "Business—Regulation" in our Annual Report on

Form 10-K for the year ended December 31, 2005, which is incorporated by reference in the attached prospectus.

        As a result of Ameriprise being a holding company, the notes will be structurally subordinated to all of Ameriprise's subsidiaries' existing and future obligations. Ameriprise only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to claims that creditors have against those subsidiaries. Holders of the notes will only be creditors of Ameriprise, and such holders will not be creditors of Ameriprise's subsidiaries, where most of Ameriprise's consolidated assets are located. All of Ameriprise's subsidiaries' existing and future liabilities, including any claims of trade creditors, debt obligations and other liabilities and third-party preferred shareholders, will be effectively senior to the notes. See "Risk Factors—Ameriprise is a holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries" in this prospectus supplement.

Redemption

        We may, at our option, redeem the notes:

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  in whole or in part on or after                        , 2016 at the par redemption amount; provided, that if the notes are not redeemed in whole, at least $50 million aggregate principal amount of the notes (excluding any notes held by us or any of our affiliates) remain outstanding after giving effect to such redemption; or

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  in whole but not in part at any time at the make-whole redemption amount.

        We may not redeem fewer than all outstanding notes unless all accrued and unpaid interest, together with any compounded interest, has been paid in full for all interest payment periods terminating on or before the redemption date.

        As used in this section:

          "Comparable treasury issue" means the U.S. Treasury security selected by the quotation agent as having a term comparable to the period from the redemption date to                        , 2016 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term comparable to such period.

          "Comparable treasury price" means, with respect to a redemption date (1) the average of five Reference treasury dealer quotations for such redemption date, after excluding the highest and lowest Reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such Reference treasury dealer quotations, the average of all such quotations.

          "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of Governors, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

          The "make-whole redemption amount" will be equal to the greater of (i) the principal amount of the notes then outstanding and (ii) the sum of the present value of the aggregate principal amount outstanding of the notes on the interest payment date falling on                        , 2016 together with the present values of scheduled semi-annual interest payments from the date fixed for redemption through and including the interest payment date on                        , 2016, in each case discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus (x) in the case of a tax event,

  basis points, and (y) in the case of a redemption for any other reason,            basis points, plus, in each of cases (i) and (ii), any accrued and unpaid interest, together with any compounded interest to the date of redemption, as calculated by the quotation agent.

          "Par redemption amount" means, with respect to the notes, a cash redemption price of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on such notes to the redemption date.

          "Quotation agent" means one of the Reference treasury dealers appointed by us.

          "Reference treasury dealer" means (1) Lehman Brothers Inc. and (2) any additional primary U.S. government securities dealers in New York City (each, a "primary treasury dealer") selected by us and their successors, provided, however, that if any of them ceases to be a primary treasury dealer we will substitute another primary treasury dealer.

          "Reference treasury dealer quotations" means, with respect to each Reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          "Tax event" means, with respect to the notes, the receipt by us of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, or (c) a threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment or change is effective or which pronouncement or decision is announced or which challenge occurs on or after the date of issuance of the notes, there is more than an insubstantial increase in the risk that interest accruing or payable by us on the notes is not or, at any time subsequent to our receipt of such opinion, will not be, wholly deductible by us for United States federal income tax purposes.

          With respect to any redemption of notes as a result of a tax event, the date fixed for such redemption will be within 180 days following the occurrence of the tax event; provided, however, that if at the time Ameriprise is able to eliminate, within the 180-day period, the tax event by taking some ministerial action that has no adverse effect on Ameriprise or the holders of the notes, Ameriprise will pursue such action in lieu of redemption. Ameriprise will have no right or obligation to redeem the notes while it is pursuing such measure.

          "Treasury rate" means the yield, under the heading that represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the end of the relevant interest payment period, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, "treasury rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

        We will mail, or cause the indenture trustee to mail, notice of every redemption of notes by first class mail, postage prepaid, addressed to the holders of record of the notes to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of notes designated for redemption will not affect the redemption of any other notes. Each notice will state (i) the redemption date; (ii) the redemption price; (iii) that the notes are being redeemed pursuant to the indenture or the terms of the notes together with the facts permitting such redemption; (iv) if less than all outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular notes to be redeemed; (v) the place or places where the notes are to be redeemed; and (vi) that interest on the notes to be redeemed will cease to accrue on the redemption date.

        Any notes to be redeemed pursuant to the aforementioned notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such notes will cease to bear interest. Upon surrender of any such notes for redemption in accordance with said notice, such notes will be paid by Ameriprise at the redemption price, subject to certain conditions. If any notes called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the notes. Any notes redeemed only in part will be surrendered in accordance with the provisions of the indenture. In exchange for the unredeemed portion of such surrendered notes, new notes in an aggregate principal amount equal to the unredeemed portion will be issued.

  Note Replacement Intention

        If we redeem any notes prior to their maturity date, as described above under "—Redemption," we intend to redeem such notes only to the extent that the aggregate principal amount of notes to be redeemed is equal to or less than the net proceeds we have received during the six months prior to the date of such redemption from the new issuance of qualifying securities.

        As used in this section, "qualifying securities" means: (i) our capital stock or (ii) other securities or combinations of securities which, as determined in good faith by our board of directors, rank equally with or junior to the notes and have a term of comparable duration, comparable deferral features and replacement intent provisions comparable to those of the notes, except that if we issue securities to any of our subsidiaries, such securities will be deemed to be qualifying securities only if such subsidiary receives net proceeds in an equal or greater amount from the contemporaneous issuance to a person other than us or our other subsidiaries of securities having the characteristics described above, as determined in good faith by our board of directors.

Option to Extend Interest Payment Period

        As long as no event of default with respect to the notes has occurred and is continuing, and as long as no trigger event, as described below, with respect to the notes has occurred and no trigger period, as described below, caused thereby is continuing, Ameriprise will have the right, at any time, and from time to time during the term of the notes to defer payments of interest by extending the interest payment period for an extension period not exceeding ten years following the first payment date in such period on which interest was deferred, during which extension period deferred interest will not be due and payable but will continue to accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the then applicable rate of interest on the notes; provided that no such extension period may end on a date other than an interest payment date or extend beyond the stated maturity. At the end of any extension period, Ameriprise will be required to pay all deferred interest then accrued and unpaid, together with interest thereon, to the extent permitted by applicable law, compounded semi-annually or quarterly, as applicable, at the then applicable rate of interest on the notes, which we refer to as "compounded interest."

        Upon an optional deferral, Ameriprise may settle any and all optional deferred payments with cash from any source until the date that is five years following the first payment date as of which Ameriprise deferred payments on the notes due to optional deferral. Thereafter, subject to the occurrence of a market disruption event, Ameriprise must immediately and continuously use its commercially reasonable efforts to sell shares of its common stock and to use the proceeds therefrom to pay any outstanding optional deferred payments in accordance with the "alternative coupon satisfaction mechanism."

        If a trigger event (as defined below) occurs after commencement of an optional deferral, the optional deferral will be deemed suspended for so long as the trigger period is continuing. Once the trigger period is no longer continuing, our right to optionally defer payment of interest will continue, subject to the limitations and consequences described herein.

        The first interest payment date on which we defer the payment of any interest (whether due to an optional deferral or the occurrence of a trigger event) will commence an extension period, this extension period will not be considered terminated until the first date thereafter when all accrued and unpaid interest, together with any compounded interest, has been paid. An extension period may not, under any circumstances, extend beyond the tenth anniversary of its commencement or beyond the stated maturity date. When and if an extension period is terminated because we have paid in full all accrued and unpaid interest, together with any compounded interest, we may commence a new extension period, subject to the above requirements, there being no limit to the number of such new extension periods that we may begin.

        Prior to the termination of any such extension period, Ameriprise may further extend such extension period, provided that such extension period, together with all such previous and further extensions, will be considered part of the same extension period and may not exceed ten years or extend beyond the stated maturity of the notes or end on a date other than an interest payment date. Upon the termination of any optional extension period and the payment of all amounts then due, Ameriprise may commence a new extension period, subject to the above requirements, there being no limit to the number of such new extension periods that Ameriprise may begin. No interest during an extension period, except at the end thereof (which will be deemed to occur upon any redemption or upon the acceleration of the maturity of the notes), will be payable. Ameriprise has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the notes.

        Any interest payment made will first be allocated to payment of the interest due on that interest payment date. Any payment of interest in excess of the amount of the interest due on that payment date will be applied first against any then existing accrued and unpaid interest, in chronological order beginning with the earliest unpaid interest payment date, and then against any accrued and unpaid compounded interest. Only when all accrued and unpaid interest, together with any compounded interest, has been paid will any deferred interest payment periods no longer be included for purposes of calculating the limitations on extension periods referred to in this section and below under "—Requirement to Extend Interest Payment Period."

        Ameriprise will give notice of its election of such optional extension period to the holders at least ten business days before the first interest payment date during such extension period.

Requirement to Extend Interest Payment Period

        If a trigger event has occurred as of any trigger determination date, Ameriprise must defer payments of interest on the notes due on the interest payment date immediately following such trigger determination date, thereby extending the interest payment period during such deferral, except to the extent that interest on the notes is paid through the alternative coupon satisfaction mechanism, as described below under "—Alternative Coupon Satisfaction Mechanism." We refer to such interest as "mandatorily deferred interest."

        "Trigger determination date" means the day that is the thirtieth day prior to any interest payment date (or, in the event that such date is not a business day, the immediately preceding business day).

        A "trigger event" shall occur on any trigger determination date if we determine that one of the following conditions exists:

            (i)  the risk based capital ratio, as defined below, for our covered life insurance subsidiaries, as defined below, calculated on a combined basis, is less than 175%, based on the most recent annual financial statements that such subsidiaries have filed with the applicable state insurance commissioners (annual statements for a year are generally required to be filed on or before February 28 of the following year); or

           (ii)  (x) the trailing four quarters consolidated net income amount, as defined below, for the period ending at the end of the quarter that ends two quarters prior to the most recently completed quarter prior to such trigger determination date is zero or a negative amount, and (y) the adjusted stockholders' equity amount, as defined below, as of the end of the most recently completed quarter and as of the end of the quarter that ends two quarters before the most recently completed quarter has declined by 10% or more as compared to the adjusted stockholders' equity amount at the end of the benchmark quarter, which is the later of (1) the quarter ended March 31, 2005 or (2) the quarter that is ten quarters prior to the most recently completed quarter.

        If, because of a change in GAAP that results in a cumulative effect of a change in an accounting principle or a restatement, Ameriprise's consolidated net income or adjusted stockholders' equity amount as of a quarter end is higher or lower than it would have been absent such change, then for purposes of making the calculations described in clause (ii) above, commencing with the fiscal quarter for which such change in GAAP becomes effective, such consolidated net income or adjusted stockholders' equity amount, as the case may be, will be calculated on a pro forma basis as if such change had not occurred.

        If a change in the Model Act results in (1) a change in the mathematical relationship between the "company action level RBC" and the "authorized control level RBC" (each as defined in subsection J of Section 1 (or the relevant successor section, if any) of the Model Act), or (2) any similar recalibration or re-scaling of the levels of total adjusted capital that a life insurance company must possess in order to avoid triggering particular company action or regulatory action (whether mandatory or authorized) under the Model Act, then for purposes of making the calculations described in clause (i) of the definition of "trigger event," commencing with the first year for which such change becomes effective, the conditions for the occurrence of a trigger event will be changed to correspondingly adjust the 175% risk-based capital ratio set forth in such clause (i), as determined and verified by a nationally recognized independent actuarial consulting firm that is designated by a nationally recognized accounting firm that is not the independent registered public accounting firm that is Ameriprise's auditors at the time of such designation.

        If a trigger event has occurred as of any trigger determination date and a trigger period is continuing (regardless of whether a notice of an optional deferral has been delivered), Ameriprise will thereafter be required to use commercially reasonable efforts to satisfy any interest accrued and unpaid, including any compounded interest, using the alternative coupon satisfaction mechanism, except upon an event of default with respect to the notes. See "—Alternative Coupon Satisfaction Mechanism." Any deferred interest that is accrued and unpaid during the mandatory extension of an interest payment period will continue to accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the then applicable rate of interest on the notes. In no event will any extension period extend beyond the date which is ten years from the first interest payment date on which an interest payment was deferred during such extension period, or extend beyond the stated maturity date. Only when all accrued and unpaid interest, together with any compounded interest, has been paid will any deferred interest payment periods no longer be included for purposes of calculating the limitations on extension periods referred to in this section and previously in "—Option to Extend Interest Payment Period."

        In the event that a trigger period is no longer continuing, subsequent interest may be paid in cash from any source. Notwithstanding the foregoing, any unpaid interest, together with any compounded interest, that accrued during a trigger period may only be satisfied using the alternative coupon satisfaction mechanism except upon an event of default with respect to the notes; provided, however, that any accrued and unpaid interest will in all events be due and payable upon maturity of the notes, except for foregone interest if there are certain events of bankruptcy, insolvency or receivership, whether voluntary or not, with respect to Ameriprise prior to the maturity or redemption of the notes. See "—Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership."

        By not later than the 15th day prior to each payment date for which the interest payment period is being extended by reason of a trigger event, Ameriprise will give notice of such extension to the holders of the notes. Such notice, in addition to stating that interest payments will be deferred, will, depending on which condition is relied upon in determining that a trigger event has occurred, set forth either (x) the covered life insurance subsidiaries' risk based capital ratio, calculated on a combined basis or (y) the trailing four quarters consolidated net income amount and the adjusted stockholders' equity amount, as applicable, and the extent to which these amounts must increase in order for payments of interest to resume.

        If any of the conditions for trigger event exist as of any trigger determination date, the restrictions on interest payments will continue until Ameriprise is able again to satisfy both tests for a trigger determination date. In addition, in the case of a restriction arising under clause (ii) above, the restrictions on interest payments will continue until Ameriprise does not trigger the conditions for a trigger event on any trigger determination date in clauses (i) and (ii) above for an interest payment date and Ameriprise's adjusted stockholders' equity amount has increased or has declined by less than 10% through the period ending on such interest payment date, in either case as compared to the adjusted stockholders' equity amount at the end of the benchmark quarter for each interest payment date as to which interest payment restrictions were imposed under clause (ii) above. For example, if Ameriprise triggers a restriction based on clause (ii) above for three consecutive quarterly interest payment dates, Ameriprise would be able to pay interest on the notes on the fourth interest payment date only if, as of the related interest payment date:

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  Ameriprise did not trigger such restrictions as a result of the conditions of clauses (i) and (ii) above for that fourth interest payment date; and

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  Ameriprise's adjusted stockholders' equity amount as of the last completed quarter prior to that interest payment date had increased from, or was less than 10% below, its level at the end of the benchmark quarter for each of the prior three interest payment dates for which interest payments were restricted under clause (ii) above. In effect, Ameriprise's adjusted stockholders' equity amount as of the most recently completed quarter prior to that interest payment date would have to be greater than, or less than 10% below, its level as of the end of not only the tenth quarter, but also each of the eleventh, twelfth and thirteenth quarters, preceding the most recently completed quarter.

        For the quarter ended on March 31, 2006, our trailing four quarters consolidated net income amount was $536 million; and our adjusted stockholders' equity amount as of March 31, 2006, as compared to such amount as of March 31, 2005, has increased by 19.5%. As of December 31, 2005, the risk-based capital ratio for our covered life insurance subsidiaries calculated on a combined basis was 435%.

        "Adjusted stockholders' equity amount" means, as of any quarter end, the stockholders' equity of Ameriprise as reflected on Ameriprise's consolidated GAAP balance sheet as of such quarter end, minus (i) accumulated other comprehensive income as reflected on such consolidated balance sheet and (ii) any increase in stockholders' equity resulting from the issuance of preferred stock during such quarter.

        "Covered life insurance subsidiaries" means, as of any year end, life insurance subsidiaries that account for 80% or more of the combined general account admitted assets of our life insurance subsidiaries as of such year end. Our covered life insurance subsidiaries as of a year end will be identified by first ranking the life insurance subsidiaries from largest to smallest based upon the amount of each life insurance subsidiary's general account admitted assets and then, beginning with the life insurance subsidiary that has the largest amount of general account admitted assets as of such year end, identifying such life insurance subsidiaries as covered life insurance subsidiaries until the ratio of the combined general account admitted assets of the life insurance subsidiaries so identified to the combined general account admitted assets of all of the life insurance subsidiaries as of such year end equals or exceeds 80%.

        "GAAP" means, at any date or for any period, U.S. generally accepted accounting principles as in effect on such date or for such period.

        "Life insurance subsidiary" means any of our subsidiaries that is organized under the laws of any state in the United States and is licensed as a life insurance company in any state in the United States but does not include any subsidiary of a life insurance subsidiary.

        "Model Act" means the National Association of Insurance Commissioners (the "NAIC") Risk-Based Capital for Insurers Model Act as included in the NAIC's Model Laws, Regulations and Guidelines as of May     , 2006 and as hereinafter amended, modified or supplemented.

        "Risk based capital ratio" means a ratio that insurance companies are required to calculate and report to their regulators as of the end of each year in accordance with prescribed procedures. The ratio measures the relationship of the insurance company's "total adjusted capital," calculated in accordance with those prescribed procedures, relative to the insurance company's "company action level RBC" as defined in subsection J of Section 1 (or the relevant successor section, if any) of the Model Act.

        The National Association of Insurance Commissioners' model risk based capital, or "RBC," law sets forth the RBC levels, ranging from the company action level to the mandatory control level, at which certain corrective actions are required and at which a state insurance regulator is authorized and expected to take regulatory action. The highest RBC level is known as the "company action level." If an insurance company's total adjusted capital is higher than the company action level, no corrective action is required to be taken. At progressively lower levels of total adjusted capital, an insurance company faces increasingly rigorous levels of corrective action, including the submission of a comprehensive financial plan to the insurance regulator in its state of domicile, a mandatory examination or analysis of the insurer's business and operations by the regulator and the issuance of appropriate corrective orders to address the insurance company's financial problems, and, at the lowest levels, either voluntary or mandatory action by the regulator to place the insurer under regulatory control. The company action level is twice the level (known as the "authorized control level") below which the regulator is authorized (but not yet required) to place the insurance company under regulatory control.

        "Trailing four quarters consolidated net income amount" means, for any fiscal quarter, the sum of our consolidated GAAP net income for the four fiscal quarters ending as of the last day of such fiscal quarter.

        "Trigger period" means the period of time beginning on any interest payment date for which interest on the notes is deferred pursuant to a trigger event until (but not including) the first subsequent interest payment date for which no trigger event has occurred as of the trigger determination date applicable to such interest payment date.

Certain Restrictions During Extension Period

        On any date on which accrued interest through the most recent interest payment date has not been paid in full, whether because of an optional deferral, the consequences of a trigger event or otherwise, Ameriprise will not, and will not permit any subsidiary to:

  •
  declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of Ameriprise, other than:

  (1)
  purchases of the capital stock of Ameriprise in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security then outstanding requiring Ameriprise to purchase capital stock or under any dividend reinvestment plan;

  (2)
  in connection with the reclassifications of any class or series of Ameriprise's capital stock, or the exchange or conversion of one class or series of Ameriprise's capital stock for or into another class or series of shares of our common stock;

  (3)
  the purchase of fractional interests in shares of Ameriprise's capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

  (4)
  dividends or distributions in Ameriprise's capital stock, or rights to acquire common stock, or repurchases or redemptions of common stock solely from the issuance or exchange of common stock;

  (5)
  any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder rights plan; or

  (6)
  acquisitions of Ameriprise's common stock in connection with acquisitions of businesses made by Ameriprise (which acquisitions are made by Ameriprise in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

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  make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Ameriprise that rank equally with or junior to the notes, other than any payment, repurchase or redemption in respect of debt securities that rank equally with the notes ("parity debt securities") made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity debt securities, on the one hand, and (2) accrued and unpaid amounts on the notes, on the other hand; and

  •
  make any guarantee payments with respect to any guarantee by Ameriprise of the debt securities of any subsidiary, if such guarantee ranks equally with or junior to the notes, other than any payment in respect of guarantees that rank equally with the notes ("parity guarantees") made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity guarantees, on the one hand, and (2) accrued and unpaid amounts on the notes, on the other hand.

Alternative Coupon Satisfaction Mechanism

        Commencing at the date (i) on which a trigger event occurs or (ii) that is following any five year period after the first payment date as of which Ameriprise elected to defer payments on the notes, we must use commercially reasonable efforts, as defined below, to satisfy our obligation to pay interest on the notes by selling shares of common stock including treasury shares and shares of common stock sold pursuant to any dividend reinvestment plan or employee benefit plan, the sale of which will provide a cash amount to be paid to the holders of the notes in satisfaction of accrued but unpaid interest, together with any compounded interest. Ameriprise's use of other sources to fund interest payments during a trigger period would be a breach of its obligations under the notes but would not be an event of default. We are not permitted to sell shares in an amount in excess of the "share cap amount" for the purpose of paying deferred interest on the notes. The net proceeds received by Ameriprise from the issuance of shares of common stock (i) starting at such date that is 180 days prior to any interest payment date on which we intend to use the alternative coupon satisfaction mechanism and (ii) designated by Ameriprise at or before the time of such issuance as available to pay interest on the notes will, at the time such proceeds are delivered to the indenture trustee to satisfy the relevant interest payment, be deemed to satisfy Ameriprise's obligations to pay interest on the notes pursuant to the alternative coupon satisfaction mechanism.

        The "share cap amount" will initially equal            shares of our common stock. If the issued and outstanding shares of our common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Share Cap Amount shall be correspondingly adjusted. We may, at our discretion, increase the share cap amount (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient shares to satisfy Ameriprise's obligations to pay deferred interest on the notes pursuant to the alternative coupon satisfaction mechanism.

        "Commercially reasonable efforts" to sell our common stock means commercially reasonable efforts to complete the offer and sale of our common stock to third parties that are not subsidiaries of ours in public offerings or private placements, provided that we will be deemed to have made such commercially reasonable efforts during a market disruption event, as defined below, regardless of whether we make any offers or sales during such market disruption event. For the avoidance of doubt, we will not be considered to have used commercially reasonable efforts to effect a sale of qualifying securities, other than during a market disruption event, if we determine to not pursue or complete such sale solely due to pricing considerations.

        A "market disruption event" means the occurrence, or existence of any of the following events or sets of circumstances:

  •
  we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue such common stock and such consent or approval has not yet been obtained despite our commercially reasonable efforts to obtain such consent or approval;

  •
  trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, or trading in any of our securities (or any options or futures contracts related to our securities) on any exchange or in the over-the-counter market, is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or such market by the Securities and Exchange Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

  •
  a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States;

  •
  there is such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States is such, as to make it, in our judgment, impracticable to proceed with the offer and sale of our capital stock; or

  •
  an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in our judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in our judgment, would have a material adverse effect on our business or (2) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, provided that no single suspension period contemplated by this bullet may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet may not exceed an aggregate of 180 days in any 360-day period.

        Any interest payment made pursuant to the alternative coupon satisfaction mechanism will first be allocated to payment of the interest due on that payment date. Any payment of interest in excess of the amount of the interest due on that payment date will be applied first against any then existing accrued and unpaid interest, in chronological order beginning with the earliest unpaid interest payment date, and then against any accrued and unpaid compounded interest. Only when all accrued and unpaid interest, together with any compounded interest, has been paid will any deferred interest payment periods no longer be included for purposes of calculating the limitations on extension periods. In the event that Ameriprise extends the interest payment period on the notes and on other securities that rank equally with the notes and contain similar requirements to pay mandatorily deferred interest pursuant to the alternative coupon satisfaction mechanism. Ameriprise will apply any net proceeds so raised on a pro rata basis towards its obligations to pay interest on the notes and such equally ranking securities.

Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership

        The indenture provides that a holder of notes, by such holder's acceptance of the notes, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any notes, whether voluntary or not, such holder of notes will have no claim for, and thus no right to receive, unpaid mandatorily deferred interest (including compounded interest thereon) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's notes.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

        The provisions of the indenture relating to Ameriprise's possible consolidation, merger, conveyance, sale of assets and other transfers will apply to the notes. You should refer to the description of these provisions under "Description of Debt Securities We May Offer—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers" in the attached prospectus.

Indenture Events of Default

        The indenture events of default with respect to the notes replace the events of default described in "Description of Debt Securities We May Offer—Events of Default" in the attached prospectus. An event of default with respect to the notes means:

  •
  default for 30 calendar days in the payment of any interest on the notes when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly deferred the interest in connection with an optional or mandatory extension period, if applicable. In no event will any extension period, whether optional, mandatory or any combination thereof, exceed ten years (see "—Option to Extend Interest Payment Period" and "—Requirement to Extend Interest Payment Period");

  •
  default in the payment of the principal of, and premium, if any, on the notes when due; or

  •
  certain events of bankruptcy, insolvency or receivership, whether voluntary or not.

        Indenture events of default with respect to the notes do not include failure to comply with or breach of our other covenants in the indenture with respect to the notes (a "covenant default"), including the covenant to sell common stock through the alternative coupon satisfaction mechanism to meet deferred interest payment obligations. Accordingly, a covenant default will not result in the acceleration of payment of the notes. Although a covenant default will not constitute an event of default, it will otherwise constitute a default under the indenture and could give rise to a claim against us relating to the specific breach; however, the remedy of holders of the notes may be limited to direct monetary damages (if any). A covenant default will only give rise to possible remedies if it continues for 90 days after delivery of specified notice.

        Holders of the notes may not themselves institute a proceeding against Ameriprise on account of a covenant default unless, among other things, the indenture trustee fails to institute such a proceeding, subject to the terms of the indenture (and in certain circumstances the indenture trustee receives an indemnity before taking action under the indenture). However, the holders of a majority in principal amount of the notes may direct the indenture trustee to bring such a proceeding if a covenant default continues for a period of 90 days after delivery of specified notice to us from the indenture trustee or to us and the indenture trustee from the holders of a majority in principal amount of the notes, subject to the terms of the indenture. Except with respect to covenants relating to our obligation to file periodic or other reports and an annual statement with respect to indenture defaults, the indenture will not require the indenture trustee to take any action in case of a covenant default (other than to give notice of such default to the holders of the notes under certain circumstances, as described below) unless so directed by the holders. In the case of a covenant default resulting from our failure or breach in regards to our obligation under the indenture to file periodic or other reports or the annual statement with respect to defaults, such covenant default, after its continuance for 90 days after delivery of such specified notice, will be treated under the indenture as if it were an event of default with respect to the notes, and the indenture trustee will have all of the rights, duties and obligations, and the holders of the notes will have all of the rights, in respect of such covenant default as if such covenant default were such an event of default, except that there will be no right to accelerate the payment of the notes.

        Holders may institute a direct action against us only upon compliance with certain conditions specified in the indenture. These conditions include, among other things, prior notice by the requisite percentage of holders, offer of indemnification to the indenture trustee, and failure of the indenture trustee to act for 60 days.

        Within 90 days after a default, the indenture trustee must give to the holders of the notes notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the indenture trustee may withhold such notice if it determines that such withholding is in the interest of such holders.

        If an event of default occurs in respect of any outstanding notes, the indenture trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal amount, premium, if any and all unpaid and accrued interest (other than foregone interest in case of certain events of bankruptcy, insolvency or receivership, whether voluntary or not) to be due and payable immediately by written notice thereof to us, and to the indenture trustee if given by the holders of the notes, subject to the terms of the indenture. However, the payment of principal, premium, if any, and interest on the notes will remain subordinated to the extent provided in the indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the notes may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on the notes have been cured or waived as provided in the indenture. See "—Modification, Waiver, Meetings and Voting—Waiver of Default" in this prospectus supplement.

Defeasance; Satisfaction and Discharge

        The defeasance, satisfaction and discharge provisions of the indenture will apply to the notes. You should refer to the description of these provisions under "Description of Debt Securities We May Offer—Defeasance; Satisfaction and Discharge" in the attached prospectus.

Modification, Waiver, Meetings and Voting

  Modification of Indenture

        The modification provisions of the indenture will apply to the notes. You should refer to the description of these provisions under "Description of Debt Securities We May Offer—Modification or Amendment of the Indentures" in the attached prospectus.

        The indenture may also be modified, without the consent of noteholders, to increase the share cap amount.

  Waiver of Default

        The holders of not less than a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all notes, waive any past default under the indenture except a default in the payment of principal, premium, if any, or any interest on the notes and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the notes then outstanding.

  Meetings and Voting

        A meeting with respect to the notes may be called at any time by the indenture trustee, and will be called upon request, by Ameriprise, pursuant to a resolution of its board of directors or the holders of at least 25% in aggregate principal amount of the notes then outstanding. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be given or taken by holders of the notes may be embodied in one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as otherwise expressly provided in the indenture, such action will become effective when such instrument or instruments are delivered to the indenture trustee and, where expressly required, to

Ameriprise. Whenever holders of a specified percentage in aggregate principal amount of the notes may take any act, such act may be evidenced by:

  •
  instruments executed by holders;

  •
  the record of holders voting in favor thereof at any meeting of such holders; or

  •
  a combination of such instruments and any such record of such a meeting of holders.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

        The Depository Trust Company, or DTC, will act as securities depository for the notes. The notes will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. This means that certificates will not be issued to each holder of the notes. One or more certificates in fully registered form will be issued in an aggregate principal amount of the notes, and will be deposited with DTC. See "Description of Debt Securities We May Offer—Book-Entry Debt Securities" in the attached prospectus.

About the Trustee

        U.S. Bank National Association is the indenture trustee and will be the principal paying agent and registrar for the notes. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates. For example, U.S. Bank National Association is trustee of the indentures relating to our 5.35% senior notes due 2010 and our 5.65% senior notes due 2015, is a lender under our principal credit agreement, and provides other banking and financial services to us.

        If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to our outstanding senior notes or continuing to be a creditor of Ameriprise in certain circumstances), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as a trustee or resign.

        The indenture trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to the debt securities thereunder.

Miscellaneous

        Ameriprise will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of Ameriprise; provided that, in the event of any such assignment, Ameriprise will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion only applies to notes that are held as capital assets by holders who purchase the notes in the initial offering at their "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes are sold for money. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding the notes through a partnership or other pass-through entity), persons holding the notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, U.S. holders, (as defined below) whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

        As used in this prospectus supplement, the term "U.S. holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) such trust was in existence on August 1, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

        If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A prospective purchaser of a note that is treated as a partnership for U.S. federal income tax purposes or holds a note through such a partnership should consult its own tax advisor regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of the notes.

        As used in this summary, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

        Persons considering the purchase of the notes should consult their own tax advisors as to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Notes

        The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, including certain assumptions made by them and representations provided by us to them, Wachtell, Lipton, Rosen & Katz, our special tax counsel, will provide us with an opinion generally to the effect that under then current law and assuming full compliance with the terms of the indenture and other relevant documents, the Notes will be treated as indebtedness of Ameriprise for United States federal income tax purposes (although there is no controlling authority directly on point). Such opinion is not binding on the Internal Revenue Service (or the IRS) or any court and there can be no assurance that the IRS or a court will agree with such opinion. We agree, and by acquiring an interest in a note each beneficial owner of a note will agree, to treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment. Holders should consult their own tax advisors regarding the tax consequences if the notes are not treated as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Interest

        Pursuant to applicable U.S. Treasury regulations, the possibility that interest on the notes might be deferred could result in the notes being treated as issued with original issue discount, unless the likelihood of such deferral is remote within the meaning of the regulations. We believe that the likelihood of interest deferral, either optional or mandatory, is remote and therefore that the possibility of such deferral will not result in the notes being treated as issued with original issue discount. Accordingly, interest paid on the notes should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes. However, there can be no assurance that the IRS or a court will agree with this position. If the possibility of interest deferral were determined not to be remote or if interest were in fact deferred, the notes would be treated as issued with original issue discount at the time of issuance or at the time of such deferral, as the case may be, and all stated interest (or if interest is in fact deferred, all stated interest due after such deferral) would be treated as original issue discount. In such case, a U.S. holder would be required to include such stated interest in income as it accrues using a constant yield method, regardless of such holder's regular method of accounting and before such U.S. holder actually receives any cash payment attributable to that interest, but the U.S. holder would not separately report the actual cash payments of interest on the notes as taxable income.

Sale, Exchange, Redemption or Retirement of the Notes

        Upon the sale, exchange, redemption or retirement of a note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and such U.S. holder's adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income. Assuming that there are no deferred payments of interest on the notes and that the notes are not deemed to be issued with original issue discount, a U.S. holder's adjusted tax basis in the notes generally will be its initial purchase price. If the notes are deemed to be issued with original issue discount, a U.S. holder's tax basis in the notes generally will be its initial purchase price, increased by original issue discount previously includible in that U.S. holder's gross income to the date of disposition and decreased by payments received by such U.S. holder on the notes since and including the date that the notes were deemed to be issued with original issue discount. Gain or loss realized on the sale, exchange, redemption or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the note has been held by such U.S. holder for more than one year. However, if the contingency of foregone interest resulting from certain events of our bankruptcy, insolvency or receivership (as described under "Description of the Notes-Limitation on Claims in the Event of our Bankruptcy, Insolvency or Receivership" above) is determined not to be remote or incidental, or based on our ability to redeem the notes, the IRS may take the position that, contrary to our belief, any gain from the disposition of the notes should be treated as ordinary income rather than capital gain. A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a U.S. holder to deduct capital losses is limited.

Backup Withholding and Information Reporting

        Information reporting requirements generally apply in connection with payments on the notes to, and proceeds from a sale or other disposition of the notes by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax on interest paid on the notes and proceeds from a sale or other disposition of the notes if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will entitle such U.S. holder to a credit against such U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

        U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

        Assuming that the notes will be treated as indebtedness for U.S. federal income tax purposes, no withholding of United States federal income tax will apply to interest paid on a note to a non-U.S. holder under the "portfolio interest exemption," provided that:

  •
  the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

  •
  the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN).

        If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the notes (including payments in respect of original issue discount, if any, on the notes) made to a non-U.S. holder should be subject to a 30% United States federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder's conduct of a trade or business in the United States.

        If a non-U.S. holder is engaged in a trade or business in the United States (or, if an applicable United States income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (or, if an applicable United States income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. In addition, a non-U.S. holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if an applicable United States income tax treaty applies, a lower rate as provided) branch profits tax.

        Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (or, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        In general, backup withholding and information reporting will not apply to interest paid on a note to a non-U.S. holder, or to proceeds from the disposition of a note by a non-U.S. holder, in each case, if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and neither we nor our paying agent has actual knowledge (or reason to know) to the contrary. Any amounts withheld under the backup withholding rules will entitle such non-U.S. holder to a credit against such U.S. holder's U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS. In general, if a note is not held through a qualified intermediary, the amount of payments made on that note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

        Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

        We have entered into an underwriting agreement with Lehman Brothers Inc. and J.P. Morgan Securities Inc., as representative of the underwriters, pursuant to which, and subject to its terms and conditions, we have agreed to sell to the underwriters and the underwriters have severally to purchase from us the principal amount of notes set forth in the following table.

Underwriters	Principal Amount of Notes
Lehman Brothers Inc.	$
J.P. Morgan Securities Inc.	$
Total	$

        The underwriting agreement provides that the underwriters' obligations to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there is no material change in the financial markets; and

  •
  we deliver customary closing documents to the underwriters.

        The underwriters have advised us that they intend to offer the notes initially at the offering price shown on the cover page of this prospectus supplement and to certain dealers at the offering prices less a selling concession not to exceed $        per $1,000 in aggregate principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers not to exceed $        per $1,000 in aggregate principal notes. After the initial offering of the notes, the underwriters may change the public offering price and the concession to selected dealers.

Commission and Expenses

        The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to Ameriprise:

	Per Note	Total
Public Offering Price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us before expenses	$	$

        The expenses of this offering that are payable by us, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $             million.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and they may discontinue this market making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or adequate trading market for the notes.

Price Stabilization and Short Positions

        The underwriters may engage in over-allotment and stabilizing transactions or purchases and passive market making for the purpose of pegging, fixing or maintaining the price of the notes in accordance with Regulation M under the Securities Exchange Act of 1934:

  •
  Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a short position. Since the underwriters in this offering do not have an over-allotment option to purchase additional securities, their short position will be a naked short position. A naked short position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering;

  •
  Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        Neither we nor the underwriters make any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distributions

        This prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters or by their affiliates. In these cases, prospective investors may view offering terms online and, depending upon the underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

        Other than this prospectus supplement in electronic format, the information on any underwriters' web site and any information contained in any other web site maintained by any underwriter is not a part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

        Certain underwriters may make the notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between such underwriters and their customers and is not a party to any transactions. MarketAxess Corporation will not function as an underwriter or agent of the issuer, nor will MarketAxess Corporation act as a broker for any customer of such underwriters. MarketAxess Corporation, a registered broker-dealer, will receive compensation from such underwriters based on transactions such underwriters conduct through the system.

Indemnification

        We have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

United Kingdom Legal Matters

        Each underwriter has represented and warranted that:

  (1)
  It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us;

  (2)
  It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area Legal Matters

        In relation to each member state of the European Economic Area (each, a "Relevant Member State"), each underwriter has represented and agreed that it has not made and will not make an offer of the notes to the public in that Relevant Member State that would require the publication or approval of a prospectus in relation to the notes in that Relevant Member State or, where appropriate, another Relevant Member State; subject to such restriction, they may make an offer of notes to the public in that Relevant Member State at any time:

  (1)
  to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (2)
  to any legal entity that has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (3)
  in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other Legal Matters

        Each underwriter has represented and agreed that they will comply with applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver the notes, or have in their possession or distributes any free writing prospectus and any preliminary prospectus or final prospectus relating to the notes.

Other Relationships

        From time to time, the underwriters and their respective affiliates have directly and indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services.

LEGAL MATTERS

        The validity of the junior subordinated notes and certain tax matters will be passed upon for Ameriprise by Wachtell, Lipton, Rosen & Katz. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

        Ameriprise is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, Ameriprise files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the "SEC." Because our common stock trades on the New York Stock Exchange under the symbol "AMP," those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC's Public Reference Room 100 F. Street, N.E. Washington, D.C. 20549
The New York Stock Exchange 20 Broad Street New York, New York 10005
Ameriprise Financial, Inc. 243 Ameriprise Financial Center Minneapolis, MN 55474 Attention: Investor Relations
On-line information, free of charge	SEC's Internet website at http://www.sec.gov
Information about the SEC's Public Reference Rooms	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the distribution of these junior subordinated notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the junior subordinated notes. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, http://www.ameriprise.com, under "Investor Relations—SEC filings." Information contained in our Internet website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. See "Where You Can Find More Information" in the accompanying prospectus for information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference the following documents:

          (a)   Quarterly Report on Form 10-Q for the three-month period ended March 31, 2006.

        Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K, regardless of whether such report has been specifically incorporated by reference in this prospectus supplement or in the accompanying prospectus.

PROSPECTUS

Ameriprise Financial, Inc.

Debt Securities
Warrants
Purchase Contract
Units
Preferred Stock
Depositary Shares
Common Stock

We may offer to sell debt securities, warrants, purchase contracts, preferred stock, either separately or represented by depositary shares, and common stock either individually or in units. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Ameriprise or debt or equity securities of one or more other entities. Our common stock is listed on the NYSE and trades under the symbol "AMP."

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our subsidiaries may use this prospectus in a market-making transaction involving any of these securities after our initial sale.

The date of this prospectus is May 16, 2006.

        You should rely only on the information contained in this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement or other offering material is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

i

PROSPECTUS SUMMARY

About This Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. This prospectus provides you with a general description of the securities we may offer.

        References to "Ameriprise," "us," "we" or "our" in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, we and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as "other offering material". The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement, any applicable pricing supplement, together with additional information described in the section entitled "Where You Can Find More Information" and any other offering material Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided.

        To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

Ameriprise Financial, Inc.

        We are a leading financial planning and services company with more than 12,000 financial advisors and registered representatives that provides solutions for clients' asset accumulation, income management and insurance protection needs. Our financial advisors deliver tailored solutions to clients through a comprehensive and personalized financial planning approach built on a long-term relationship with a knowledgeable advisor. We specialize in meeting the retirement-related financial needs of the mass affluent.

        Our principal executive offices are located at 55 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and our telephone number is 612-671-3131.

The Securities We Are Offering

        We may offer any of the following securities from time to time:

  •
  debt securities;

  •
  warrants;

  •
  purchase contracts;

  •
  units, comprised of two or more securities, in any combination;

  •
  preferred stock, either directly or represented by depositary shares; and

  •
  common stock.

        When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary,

describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

  Listing

        If any securities are to be listed or quoted on a securities exchange or quotation system, your prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange and trades under the symbol "AMP."

  Manner of Offering

        The securities will be offered when they are first issued and sold and after that in market-making transactions involving one or more of our subsidiaries.

        When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Quarter Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(dollars in millions)
Earnings:
Income before income tax provision (benefit), discontinued operations and accounting change	$191	$246	$745	$1,112	$873	$861	$35
Interest and debt expense	23	17	73	52	45	32	26
Interest portion of rental expense	8	7	32	30	28	31	39
Amortization of capitalized interest	—	—	1	1	1	1	—
Equity method investees and minority interests	1	—	(2)	2	2	—	—

Total earnings (a)	$223	$270	$849	$1,197	$949	$925	$100

Fixed charges:
Interest and debt expense	$23	$17	$73	$52	$45	$32	$26
Interest portion of rental expense	8	7	32	30	28	31	39
Capitalized interest	—	—	—	—	—	4	6

Total fixed charges (b)	$31	$24	$105	$82	$73	$67	$71

Ratio of earnings to fixed charges (a/b)(1)	7.2	11.2	8.1	14.5	13.0	13.9	1.4

(1)
Ratio calculated using thousands.

        The interest portion of rental expense represents one-third of rental expense relating to operating leases. Ameriprise had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        References to "Ameriprise," "us," "we" or "our" in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc. In this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

  Debt Securities May Be Senior or Subordinated

        We may issue senior or subordinated debt securities (including senior subordinated and junior subordinated debt securities). Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

        The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our senior subordinated debt indenture or our junior subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness," as defined in the applicable subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to "subordinated debt securities" in this prospectus, we mean both the senior subordinated debt securities and the junior subordinated debt securities.

  The Senior Debt Indenture, Senior Subordinated Debt Indenture, and Junior Subordinated Debt Indenture

        The senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the senior subordinated debt indenture or the junior subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Ameriprise and U.S. Bank National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture and the junior subordinated debt indenture.

        Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

        The trustee has two main roles:

          1.     The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under "—Events of Default—Remedies If an Event of Default Occurs."

          2.     The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder's debt securities to a new buyer if a holder sells.

        The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

General

        We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, warrants, purchase contracts and preferred stock or common stock, as described below under "Description of Units We May Offer."

        This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

        This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into registration statement of which this prospectus forms a part. See the section entitled "Where You Can Find More Information."

        We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 3.01). The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

        In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  the title of the series of debt securities;

  •
  whether it is a series of senior debt securities or a series of subordinated debt securities;

  •
  any limit on the aggregate principal amount of the series of debt securities;

  •
  the date or dates on which the series of debt securities will mature;

  •
  the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

  •
  the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

  •
  the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

  •
  the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

  •
  any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

  •
  if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

  •
  if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

  •
  the currency of payment of principal, premium, if any, and interest on the series of debt securities;

  •
  if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

  •
  if a trustee other than U.S. Bank National Association is named for the debt securities, the name of such trustee.

  •
  any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

  •
  the applicability of the provisions described under "—Defeasance" below;

  •
  any event of default under the series of debt securities if different from those described under "—Events of Default" below;

  •
  if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

  •
  if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

  •
  any other special feature of the series of debt securities.

Overview of Remainder of this Description

        The remainder of this description summarizes:

  •
  Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

  •
  Holders' rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

  •
  Subordination Provisions in the senior subordinated debt indenture and the junior subordinated debt indenture that may prohibit us from making payment on those securities;

  •
  Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

  •
  Holders' rights if we Default or experience other financial difficulties.

Additional Mechanics

  Form, Exchange and Transfer

        Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  in denominations that are even multiples of $1,000. (Section 3.02)

        Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.05) This is called an exchange.

        Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 3.05) The trustee's agent may require an indemnity before replacing any debt securities.

        Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

        If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 12.02)

        If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05)

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

  Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

        The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

        A participant's ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant's beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

        Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary's applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.

        We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Sec. 3.09).

        We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Sec. 3.05).

        If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.

  Registered and Bearer Securities

        Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Sec. 3.05). If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.

  Payment and Paying Agents

        We will pay interest to the person listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 3.08) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrue interest.

        We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 60 Livingston Avenue, St. Paul, Minnesota 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

        We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 12.02)

  Notices

        We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee's records. (Section 1.06) With respect to who is a legal "holder" for this purpose, see "Legal Ownership and Book-Entry Issuance."

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 6.05)

Special Situations

  Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, when we merge out of existence or sell or lease substantially all of our assets, we may not take any of these actions unless all the following conditions are met:

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  the other entity may not be organized under a foreign country's laws; that is, it must be organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

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  after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

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  we must have delivered certain certificates and opinions to the trustee.

        If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Sec. 10.01). It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

  Modification and Waiver of the Debt Securities

        We may modify or amend the indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

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  modify the terms of payment of principal, premium or interest; or

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  reduce the stated percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder.

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  modify the subordination provisions of the senior subordinated debt indenture or the junior subordinated debt indenture in a manner adverse to such holders.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the senior subordinated debt indenture and in the junior subordinated debt indenture may prohibit us from making payments on those securities. Senior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the senior subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the senior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture or any supplement thereto, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or any supplement thereto and under the senior subordinated debt indenture or any supplement thereto.

        Unless otherwise indicated in the applicable prospectus supplement, the senior subordinated and junior subordinated indentures define the term "senior indebtedness" with respect to each respective series of senior subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by Ameriprise, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the senior subordinated indenture. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of Ameriprise to any of its subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by Ameriprise or its subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any capital stock of Ameriprise.

        Unless otherwise indicated in the applicable prospectus supplement, Ameriprise may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

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  a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

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  any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms, unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the senior subordinated indebtedness.

        If there is any payment or distribution of the assets of Ameriprise to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

        After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The senior subordinated and junior subordinated indentures provide that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.

        The prospectus supplement delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance

        The indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Sec. 6.02).

        Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:

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  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

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  our obligations under the indenture with respect to the debt securities of that series will cease to be in effect.

        Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

        Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Events Of Default

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

        Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indenture will be:

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  default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

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  default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

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  default for 30 days in the payment of any installment of interest on any debt security of such series;

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  default for 90 days after written notice in the observance or performance of any other covenant in the indenture;

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  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property;

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  any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Sec. 7.01).

        The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Sec. 8.02).

        If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. (Sec. 7.02).

        The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Sec. 8.03). The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Sec. 7.12). The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Sec. 7.07 and Sec. 7.08).

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

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  a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series;

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  a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and

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  a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Sec. 7.13).

        We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Sec. 9.04 and Sec. 12.05).

Our Relationship with the Trustee

        Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior, senior subordinated or junior subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

DESCRIPTION OF WARRANTS WE MAY OFFER

        References to "Ameriprise," "us," "we" or "our" in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc.

        We may issue warrants to purchase debt securities, preferred stock, common stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued by us independently or together with any other securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If we designate a warrant agent, such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the relevant warrant agreement.

        The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

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  the title of the warrants;

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  the total number of warrants;

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  the price or prices at which the warrants will be issued;

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  if applicable, the currency or currencies investors may use to pay for the warrants;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, to be delivered to warrantholders upon exercise of the warrants;

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  if applicable, the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities or other rights purchasable upon exercise of the warrants;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  whether the warrants will be issued in registered form or bearer form;

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  information with respect to book-entry procedures, if any;

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  if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

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  if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  the identity of the warrant agent, if any;

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  the procedures and conditions relating to the exercise of the warrants; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER

        References to "Ameriprise," "us," "we" or "our" in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc.

        We may issue purchase contracts for the purchase or sale of:

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  shares of our common stock or preferred stock or our debt securities, or debt or equity securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

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  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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  whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, currencies or commodities, or the method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not and whether holders thereof are required to secure their obligations in a specified manner;

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  whether we may satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies;

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  the methods by which the holders may purchase or sell such securities, currencies or commodities;

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  whether the purchase contracts requires us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and whether those payments may be unsecured or prefunded on some basis;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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  whether the purchase contracts will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

        References to "Ameriprise," "us," "we" or "our" in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc.

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units, any unit agreement governing the units or of the securities comprising the units; and

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  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

        Also, in this section, references to "holders" mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to "you" in this section, we mean all purchases of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled "Legal Ownership and Book-Entry Issuance."

General

        We may issue preferred stock in one or more series. We may also "reopen" a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities, warrants, purchase contracts and common stock in the form of units as described above under "Description of Units We May Offer." This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

        Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

        Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filling part of our restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        Our authorized capital stock includes 25,000,000 shares of preferred stock, par value $.01 per share. The preferred stock will be governed by Delaware law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

  Preferred Stock Issued in Separate Series

        The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

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  dividend rights;

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  conversion or exchange rights;

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  voting rights;

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  redemption rights and terms;

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  liquidation preferences;

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  sinking fund provisions;

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  the serial designation of the series; and

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  the number of shares constituting the series.

        In addition, as described below under "—Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares", we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer fractional shares of such series. In connection with the offering of fractional shares, we may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

        The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.

        Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of Ameriprise.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

  Form of Preferred Stock and Depositary Shares

        We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their share in non-global form. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance." All preferred stock will be issued in registered form.

        We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. All depositary shares will be issued in registered form.

Overview of Remainder of this Description

        The remainder of this description summarizes:

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  Preferred Stockholders' Rights relative to common stockholders, such as the right of preferred stockholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders;

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  Our ability to issue Fractional or Multiple Shares of Preferred Stock in the Form of Depositary Shares; and

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  Various provisions of the Deposit Agreement, including how distributions are made, how holders vote their depositary shares and how we may amend the Deposit Agreement.

Preferred Stockholders' Rights

  Rank

        Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

  Dividends

        Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the prospectus supplement.

  Redemption

        If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be redeemed mandatorily.

        Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.

        Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

  Conversion or Exchange Rights

        Our prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.

  Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Ameriprise, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

  Voting Rights

        The holders of preferred stock of each series will have no voting rights, except:

  •
  as stated in the prospectus supplement and in the certificate of designations establishing the series; or

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  as required by applicable law.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

        We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we may issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

DEPOSIT AGREEMENT

        We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

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  Ameriprise;

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  a bank or other financial institution selected by us and named in the prospectus supplement, as preferred stock depositary; and

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  the holders from time to time of depositary receipts issued under that deposit agreement.

        Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

        We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See "Where You Can Find More Information" below for information on how to obtain a copy of the form of deposit agreement.

  Dividends and Other Distributions

        The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

        The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

  Redemption of Preferred Stock

        If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

  Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

  Voting Deposited Preferred Stock

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.

  Conversion of Preferred Stock

        If our prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

  Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.

        However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "—Withdrawal of Preferred Stock," to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

        The deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

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  a final distribution in respect of our preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Ameriprise.

        We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipt evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

  Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay the fees, charges and expenses of our preferred stock depositary provided in the deposit agreement. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

  Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

  Reports to Holders

        We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

  Limitation on Liability of the Preferred Stock Depositary

        The preferred stock depositary will not be liable if we are prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

        Our authorized capital stock includes 1,250,000,000 shares of common stock. As of April 30, 2006, there were 244,343,577 shares of common stock outstanding.

General

        All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:

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  dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends (there are restrictions that apply under applicable insurance laws, however, to the payment of dividends to us by our insurance subsidiaries); and

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  in the event of dissolution of Ameriprise, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in our amended and restated certificate of incorporation.

        Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval. Ameriprise common stock is traded on the New York Stock Exchange under the trading symbol "AMP." The transfer agent for the common stock is The Bank of New York. Its address is P. O. Box 11002, New York, NY 10286-1002.

  Section 203 of the Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  before the stockholder became an interested stockholder, our board of directors must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

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  the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of securities. Then we describe special provisions that apply to securities.

Who is the Legal Owner of a Registered Security?

        Each debt security, warrant, purchase contract, unit, share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

  Book-Entry Owners

        Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture, warrant agreement, purchase contract, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

  Street Name Owners

        We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customary agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

  Legal Holders

        Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

  Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  whether and how you can instruct it to exercise any rights or purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

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  how it would handle a request for the holders' consent, if ever required;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What is a Global Security?

        Unless otherwise noted in the applicable pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

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  The Depository Trust Company, New York, New York, which is known as "DTC;"

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  Euroclear System, which is known as "Euroclear;"

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  Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream;" and

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  any other clearing system or financial institution named in the prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

  Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "—Who Is the Legal Owner of a Registered Security?;"

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  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

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  The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

  Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who Is the Legal Owner of a Registered Security?"

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

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  if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

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  in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

        If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

        DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

        Redemption notices will be sent to DTC's nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Distribution payments on the securities will be made by the relevant trustee to DTC. DTC's usual practice is to credit direct participants' account on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

        As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities, Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

  Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

        If we issue securities in bearer, rather than registered, form, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form and will address the special U.S. Federal income tax consequences of the ownership and disposition of such debt securities (including any requirements and restrictions imposed by United States federal tax laws), and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture (or supplemental indenture) that relate specifically to bearer debt securities.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We may sell securities:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  through one or more underwriters without a syndicate for them to offer and sell to the public;

  •
  through dealers or agents; and

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.

        The prospectus supplement for each series of securities will describe:

  •
  the terms of the offering of these securities, including the name of the agent or the name or names of any underwriters;

  •
  the public offering or purchase price;

  •
  any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or paid to dealers; and

  •
  other specific terms of the particular offering or sale.

        Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

        Underwriters, agents and dealers may be entitled, under agreements with us and/or our subsidiaries, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933 and/or to contribution by us and/or our subsidiaries with respect to payments that the agents, dealers or underwriters may be required to make with respect to such liabilities.

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.

        To the extent required, offerings of capital securities will be conducted in compliance with Rule 2810 of NASD's Conduct Rules. Any subsidiary of ours that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the National Association of Securities Dealers, Inc. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus.

        Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Market-Making Resales by Subsidiaries

        This prospectus may be used by our subsidiaries in connection with offers and sales of the securities in market-making transactions. In market-making transactions, our subsidiaries may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our subsidiaries may act as principal or agent. Our subsidiaries may receive compensation in the form of discounts and commissions from both the purchaser and seller. Our subsidiaries may also engage in transactions of this kind and may use this prospectus for this purpose.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

        In this prospectus, the term "this offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

        John C. Junek, Esq., our Executive Vice President and General Counsel, will pass upon the validity of the securities for us and for any underwriters or agents by counsel named in your prospectus supplement. Mr. Junek is regularly employed by Ameriprise, participates in various Ameriprise employee benefit plans under which he may receive shares of Ameriprise common stock. As of April 28, 2006, Mr. Junek beneficially owned approximately 60,915 shares of our common stock having a fair market value of approximately $1,978,787.

EXPERTS

        The consolidated financial statements of Ameriprise Financial, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street NE, Washington, D.C. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. You can also access our SEC filings through our website at www.ameriprise.com.

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

        Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

          (a)   Annual Report on Form 10-K, filed on March 8, 2006 (including our 2005 Annual Report to Shareholders and our 2006 Proxy Statement to the extent incorporated by reference therein).

          (b)   Current Report on Form 8-K filed on May 3, 2006.

          (c)   Current Report on Form 8-K filed on March 30, 2006.

          (d)   Current Report on Form 8-K filed on March 27, 2006.

          (e)   Current Report on Form 8-K filed on February 1, 2006.

          (f)    The information contained in the section entitled "Description of Capital Stock" in the Registration Statement on Form 10, as amended, filed on August 19, 2005.

          (g)   All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), before the termination of this offering.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8 K.

        You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Ameriprise Financial, Inc.
243 Ameriprise Financial Center
Minneapolis, MN 55474
(612) 671-1805
Attention: Investor Relations

CAUTIONARY STATEMENT PURSUANT TO THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

        We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only Ameriprise's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Ameriprise's control. It is possible that Ameriprise's actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in Ameriprise's forward-looking statements is contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements" in Ameriprise's Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated into this prospectus by reference. See "Where You Can Find More Information" above for information about how to obtain a copy of this annual report.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$

       % JUNIOR SUBORDINATED NOTES DUE 2066

PROSPECTUS SUPPLEMENT

MAY     •    , 2006
(TO PROSPECTUS DATED MAY 16, 2006)

LEHMAN BROTHERS
(STRUCTURING ADVISOR)

JPMORGAN

Joint Bookrunners

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
SUMMARY
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
CAPITALIZATION
DESCRIPTION OF THE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
TABLE OF CONTENTS
PROSPECTUS SUMMARY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF WARRANTS WE MAY OFFER
DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER
DESCRIPTION OF UNITS WE MAY OFFER
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
DESCRIPTION OF COMMON STOCK WE MAY OFFER
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM
PLAN OF DISTRIBUTION
VALIDITY OF THE SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995